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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-215531

P R O S P E C T U S

28,265,833 Ordinary Shares

Strongbridge Biopharma plc

Ordinary Shares

        This prospectus relates to the proposed resale or other disposition of up to 28,265,833 ordinary shares of Strongbridge Biopharma plc by the selling shareholders identified in this prospectus, including 7,428,571 ordinary shares issuable upon the exercise of warrants and 74,918 ordinary shares issuable upon the exercise of options held by one of the selling shareholders. We are not selling any ordinary shares under this prospectus and will not receive any of the proceeds from the sale or other disposition of ordinary shares by the selling shareholders, other than any proceeds from the cash exercise of the warrants and/or options to purchase ordinary shares.

        This offering is not being underwritten. The selling shareholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the ordinary shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of ordinary shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See "Plan of Distribution" beginning on page 27 for more information about how the selling shareholders may sell or dispose of their ordinary shares.

        The ordinary shares are traded on The NASDAQ Global Select Market under the symbol "SBBP". On January 11, 2017, the last reported sale price for the ordinary shares on The NASDAQ Global Select Market was $2.675 per share.

        Investing in our ordinary shares involves a high degree of risk. Before making an investment decision, please read the information under the heading "Risk Factors" beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission, any U.S. state securities commission, the Central Bank of Ireland nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2017.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. The selling shareholders referred to in this prospectus may, from time to time, offer and sell up to 28,265,833 ordinary shares, as described in this prospectus in one or more offerings.

        We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any ordinary shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

        References in this prospectus to "Strongbridge Biopharma," "Strongbridge," "the company," "we," "us," "our," or similar terms refer to Strongbridge Biopharma plc, except as otherwise indicated.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements.

        These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words "anticipate," "assume," "believe," "contemplate," "continue," "could," "estimate," "expect," "goal," "intend," "may," "might," "objective," "plan," "potential," "predict," "project," "positioned," "seek," "should," "target," "will," "would," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management's beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. These forward-looking statements include statements regarding:

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  the timing, progress and results of clinical trials for our product candidates, including statements regarding the timing of initiation and completion of clinical trials, dosing of subjects and the period during which the results of the clinical trials will become available;

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  the timing, scope or likelihood of regulatory filings and approvals for our product candidates;

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  our ability to successfully commercialize Keveyis and our other product candidates;

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  potential benefits of the clinical development and commercial experience of our management team;

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  our ability to effectively market Keveyis and any other product candidates that receive regulatory approval with a small, focused sale force;

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  potential development and commercial synergies from having multiple product candidates for related indications;

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  our commercialization, marketing and manufacturing capabilities and strategy;

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  our expectation regarding the safety and efficacy of our product candidates;

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  the potential clinical utility and benefits of our product candidates;

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  our ability to advance our product candidates through various stages of development, especially through pivotal safety and efficacy trials;

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  our estimates regarding the potential market opportunity for Keveyis and our other product candidates;

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  our strategy to in-license, acquire and develop new product candidates and our ability to execute that strategy;

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  developments and projections relating to our competitors or our industry;

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  our ability to become profitable;

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  our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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  our ability to make scheduled payments under our credit facility;

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  our ability to secure additional financing when needed on acceptable terms;

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  the impact of government laws and regulations in the United States and foreign countries;

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  the implementation of our business model, strategic plans for our business, product candidates and technology;

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  our intellectual property position;

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  our ability to rely on orphan drug designation for market exclusivity;

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  our ability to attract or retain key employees, advisors or consultants; and

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  our expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

        Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus, particularly in the section of this prospectus titled "Risk Factors," that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

        You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

ABOUT THE COMPANY

Overview

        We are a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Our first commercial product is KEVEYIS® (dichlorphenamide), the first and only treatment approved by the U.S. Food and Drug Administration ("FDA") for hyperkalemic, hypokalemic, and related variants of Primary Periodic Paralysis. KEVEYIS has orphan drug exclusivity status in the United States through August 7, 2022. In addition to holding this neuromuscular disease franchise, we have a clinical-stage pipeline of therapies for rare endocrine diseases. Our lead compounds include COR-003 (levoketoconazole), a cortisol synthesis inhibitor currently being studied for the treatment of endogenous Cushing's syndrome, and COR-005, a next-generation somatostatin analog (SSA) being investigated for the treatment of acromegaly, with potential additional applications in Cushing's syndrome and neuroendocrine tumors. Both COR-003 and COR-005 have received orphan designation from the FDA and the European Medicines Agency ("EMA"). Given the well identified and concentrated prescriber base addressing our target markets, we believe we can use a small, focused sales force to effectively market our products, if approved, in the United States, the European Union and other key global markets. We believe that our ability to execute on this strategy is enhanced by the significant commercial and clinical development experience of key members of our management team. We will continue to identify and evaluate the acquisition of products and product candidates that would be complementary to our existing rare neuromuscular and endocrine franchises or that would form the basis for new rare disease franchises. We believe this approach will enable us to maximize our commercial potential by further leveraging our existing resources and expertise.

Recent Developments

Acquisition of U.S. Marketing Rights to Keveyis®

        In December 2016, we acquired the U.S. marketing rights to Keveyis® (dichlorphenamide) from a subsidiary of Taro Pharmaceutical Industries Ltd. ("Taro"). Keveyis is approved in the United States to treat hyperkalemic, hypokalemic and related variants of primary periodic paralysis, a group of rare hereditary disorders that cause episodes of muscle weakness or paralysis. Keveyis has received orphan drug exclusivity status in the U.S through August 7, 2022. Under the terms of the Asset Purchase Agreement, dated December 12, 2016, we paid Taro an upfront payment of $1 million and will pay an additional $7.5 million to Taro by March 22, 2017, as well as an aggregate of $7.5 million in potential milestones upon the achievement of certain product sales targets. Taro has agreed to continue to manufacture Keveyis for us under an exclusive supply agreement through the orphan exclusivity period. We are obligated to purchase certain annual minimum amounts of product totaling approximately $29 million over a six-year period from Taro. The supply agreement may extend beyond the orphan exclusivity period unless terminated by either party pursuant to the terms of the agreement. If terminated by Taro at the conclusion of the orphan exclusivity period, we have the right to manufacture the product on our own or have the product manufactured by a third party on our behalf.

Private Placement

        On December 28, 2016, we raised $35 million in aggregate proceeds in a private placement (the "2016 Private Placement"). According to the terms of the Securities Purchase Agreement, dated December 22, 2016, we issued and sold 14,000,000 ordinary shares at a purchase price of $2.50 per ordinary share, as well as warrants to purchase 7,000,000 ordinary shares (the "Investor Warrants"), to the investors (the "2016 Investors"). The Investor Warrants are exercisable at a price of $2.50 per share beginning on June 28, 2017 and expire in five years from June 28, 2017. In connection with the 2016 Private Placement, we entered into a registration rights agreement with the 2016 Investors, pursuant to which we agreed to file the registration statement of which this prospectus is a part, for the purpose of registering for resale (i) the ordinary shares purchased by the 2016 Investors in the 2016 Private Placement, (ii) the ordinary shares exercisable upon exercise of the Investor Warrants acquired by the 2016 Investors in the 2016 Private Placement, and (iii) any other ordinary shares held by a 2016 Investor that beneficially owned at least 1,000,000 ordinary shares following the closing of the 2016 Private Placement that qualified as "Registrable Securities" as defined therein (the "Existing Shares").

Loan Agreement with Oxford Finance LLC and Horizon Technology Finance Corporation

        On December 28, 2016, we entered into a loan and security agreement (the "Loan Agreement") with Oxford Finance LLC ("Oxford") and Horizon Technology Finance Corporation ("Horizon"). The Loan Agreement provided for a $40 million credit facility, of which $20 million was borrowed initially. Under the Loan Agreement, we have access to two additional tranches of $10 million each, which would be available to us subject to the achievement of certain specified milestones. The borrowings pursuant to the Loan Agreement mature after 48 months. The Loan Agreement provides for interest-only payments initially for the first 18 months of the loan followed by an amortization period of 30 months, provides for a final payment fee equal to 8% of the amount borrowed, and bears interest at a rate equal to the sum of 8.22% plus the greater of 0.53% or the 30-day US LIBOR rate. The credit facility provides that if we satisfy certain milestones and borrow the final $10 million tranche, the interest-only period would be extended by an additional six months and the amortization period would be 24 months. We have granted a security interest in substantially all of our existing assets and assets acquired by us in the future, including intellectual property. The Loan Agreement contains facility and prepayment fees, and customary affirmative and negative covenants, and events of default.

        Upon the execution of the Loan Agreement, we issued warrants to each of Oxford and Horizon (the "Lenders") to purchase an aggregate of 428,571 ordinary shares at an exercise price equal to $2.45 per share (the "Lender Warrants"). The Lender Warrants are immediately exercisable and expire after ten years. The Lender Warrants issued to the Lenders include a provision requiring us to file the registration statement of which this prospectus forms a part to provide for the public resale of the ordinary shares to be issued upon exercise of the Lender Warrants.

Termination of Development Program for BP-2002

        In October 2016, our wholly-owned subsidiary, BioPancreate Inc., provided a notice to Cornell University, through its Cornell Center for Technology Enterprise and Commercialization ("CCTEC"), in accordance with the terms of its agreement with CCTEC entered into in March 2011, of the termination of the agreement. The notice was provided in accordance with our decision to terminate our development program for BP-2002, a gene-modified probiotic in pre-clinical development for the potential treatment of type 1 and 2 diabetes that was the subject of the agreement. Because we had not yet reported its financial results for the three and six months ended June 30, 2016, we recorded an impairment charge of $5.2 million in June 2016 since the conditions that caused the impairment existed at that time, which represented the value of the intangible asset it had previously capitalized related to the license agreement. The agreement provides for a 90-day notice period, during which we remain responsible for certain patent costs that we do not expect to be material.

Settlement Agreement with Antisense Therapeutics

        In April 2016, we executed an agreement (the "Settlement Agreement") with Antisense Therapeutics ("Antisense") to terminate the exclusive license agreement (the "Antisense License Agreement") that we and Antisense entered into in May 2015. The Antisense License Agreement provided us with development and commercialization rights to Antisense's product candidate, ATL1103, for endocrinology applications (specifically excluding the treatment of any form of cancer and the treatment of any complications of diabetes). Pursuant to the terms of the Settlement Agreement, we have made a one-time payment of approximately $770,000 to Antisense and returned to Antisense, for no consideration, the shares of Antisense owned by us. We also agreed to transfer to Antisense all data, reports, records and materials resulting from our development activities and all ATL1103 drug compound in our possession. The settlement agreement provides for the release by each party of all obligations and liabilities under the Antisense License Agreement.

Corporate Information

        Strongbridge Biopharma plc, an Irish public limited company, was established on May 26, 2015 under the name Cortendo plc. On September 4, 2015, Cortendo plc changed its name to Strongbridge Biopharma plc. We also have a wholly-owned subsidiary, Cortendo AB, organized under the laws of Sweden.

        Cortendo AB was established in October 1996 under the name Stefan Kronvall Medical AB and registered in Sweden in December 1996 for the purpose of developing medically innovative products for pharmaceutical diagnostics and other health care products. Stefan Kronvall Medical AB changed its name to Cortendo AB in 1997, to Cortendo Invest AB in 2003 and then to Cortendo AB (publ) in 2011. Cortendo AB has three wholly owned subsidiaries, Strongbridge U.S. Inc., a Delaware corporation, BioPancreate Inc., a Delaware corporation, and Cortendo Cayman Ltd., an exempted company incorporated in the Cayman Islands.

        In order to effect a corporate reorganization, on September 8, 2015 we settled an exchange offer, which we refer to as the Exchange Offer, pursuant to which holders of 99.449% of the outstanding shares of Cortendo AB exchanged their shares for beneficial interests in our ordinary shares in the form of depositary receipts on a 1-for-1 basis and non-accredited holders of Cortendo AB shares located within the United States, representing 0.133% of the outstanding shares of Cortendo AB, agreed to exchange their shares for cash, which cash settlement occurred on September 14, 2015. Non-accredited U.S. holders of ordinary shares of Cortendo AB received cash in an amount equivalent to the value of one of our ordinary shares for each share of Cortendo AB validly exchanged. Pursuant to individual agreements with the holders of options to purchase shares of Cortendo AB, the outstanding options of Cortendo AB were converted to options to purchase an equivalent number of our ordinary shares.

        On September 8, 2015, we also effected a 1-for-11 reverse stock split of our ordinary shares. Accordingly, our consolidated financial statements and notes reflect our capital structure after giving effect to the exchange offer and the reverse stock split for all periods presented. With effect from September 8, 2015, the 0.418% interest in Cortendo AB not owned by us, is accounted for as a non-controlling interest.

        In September 2016, we acquired the non-controlling interest in Cortendo AB, after which Cortendo AB became a wholly-owned subsidiary of ours. Total consideration paid per share was $13.66 resulting in a payment of $1.4 million.

        Following the settlement of the Exchange Offer, we became the parent of Cortendo AB and its subsidiaries. As a result of the settlement of the Exchange Offer, the historical financial statements of Cortendo AB became, for financial reporting purposes, the historical consolidated financial statements of Strongbridge Biopharma plc and our subsidiaries as a continuation of the predecessor.

        Our principal executive offices are located at 900 Northbrook Drive, Suite 200, Trevose, Pennsylvania, 19053 and our telephone number is +1 610-254-9200. For the purposes of Irish law, our registered office is Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland.

        Our website is www.strongbridgebio.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider it a part of this prospectus.

        Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such the absence of references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

Implications of Being an "Emerging Growth Company"

        We qualify as an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012 or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include:

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  exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002;

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  an exemption from the requirement to provide certain executive compensation disclosure;

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  an exemption from the requirement to hold a non-binding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved;

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  an exemption from any requirements adopted by the Public Oversight Board (PCAOB) requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer.

        We may take advantage of these reduced reporting and other regulatory requirements for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies. We have irrevocably elected not to avail ourselves of this delayed adoption of new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as public companies that are not emerging growth companies. If we choose to take advantage of any of these reduced reporting burdens, the information that we provide shareholders may be different than you might get from other public companies.

Implications of Being a Foreign Private Issuer

        As a foreign private issuer under the Exchange Act, we are exempted from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

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  the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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  the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

 RISK FACTORS

        Investing in our ordinary shares involves a high degree of risk. Before investing in our ordinary shares, you should carefully consider the risk factors below together with all other information included in this prospectus, including the risks discussed under the caption "Risk Factors" in our latest Annual Report on Form 20-F filed with the SEC on March 24, 2016 ("2016 Annual Report"), to the extent not otherwise updated by the risk factors below, and the risk factors discussed under the caption "Update to Risk Factors" in our Form 6-K filed on May 17, 2016 and the Forms 6-K filed on December 30, 2016, all of which are incorporated by reference into this prospectus, and information included or incorporated by reference in any applicable prospectus supplement. Those risk factors below denoted with a "*" have been updated from our 2016 Annual Report.

        Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs and, as a result, the market price of our ordinary shares could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

The terms of our credit facility place restrictions on our operating and financial flexibility.

        The Loan Agreement with Oxford and Horizon includes affirmative and negative covenants applicable to us and any subsidiaries we create in the future. The affirmative covenants include, among others, covenants requiring us to maintain our legal existence and good standing and governmental approvals necessary for us and our subsidiaries to perform our respective businesses and obligations under the Loan Agreement, deliver certain financial reports to the Lenders, maintain insurance coverage, comply with certain financial covenants, dissolve our subsidiary, BioPancreate Inc., within six months of the effective date of the Loan Agreement, and enter into an intercompany license or other agreement with our subsidiary, Strongbridge U.S. Inc., pursuant to which Strongbridge U.S. Inc. will have the exclusive right to market and sell Keveyis products in the United States. The negative covenants include, among others, restrictions on our transferring collateral, changing our business, management, ownership or business location, engaging in mergers or acquisitions, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, or entering into transactions with affiliates, in each case subject to certain exceptions.

        The Loan Agreement also includes events of default, the occurrence and continuation of which could cause interest to be charged at the rate that is otherwise applicable plus 5.0% and would provide Oxford, as collateral agent, with the right to exercise remedies against us and the collateral securing the credit facility, including foreclosure against our properties securing the credit facilities, including our cash. These events of default include, among other things, our failure to pay any amounts due under the Loan Agreement, a breach of covenants under the Loan Agreement, a material adverse change, our insolvency, the occurrence of a default under any agreement with a third party that would result in a payment by us or our subsidiaries of greater than $100,000, and/or one or more judgments against us or our subsidiaries in an amount greater than $100,000 individually or in the aggregate.

        Our ability to make scheduled payments on or to refinance our indebtedness depends on our future performance and ability to raise additional sources of cash, which is subject to economic, financial, competitive and other factors beyond our control. If we are unable to generate sufficient cash to service our debt, we may be required to adopt one or more alternatives, such as selling assets, restructuring our debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. If we desire to refinance our indebtedness, our ability to do so will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Certain provisions of the warrants issued in the 2016 Private Placement could impede a sale of the Company.

        In the event of a sale of the Company, the terms of the warrants issued to the 2016 Investors in the 2016 Private Placement require us to use our best efforts to ensure the holders of such warrants will have a continuing right to purchase shares of the acquirer and, if our efforts are unsuccessful, to make a payment to such warrant holders based on a Black-Scholes valuation (using variables as specified in the warrant agreements). Such payment must be made in cash in the event that the acquisition results in our shareholders receiving cash from the acquirer at the closing of the transaction, and must be made in shares of the Company (with the value of each ordinary share determined according to the calculation specified in the warrant agreements) in the event that the acquisition results in our shareholders receiving shares in the acquirer or other entity at the closing of the transaction. In the event that our shareholders receive both cash and shares at the closing of the transaction, such payment to the warrant holders shall also be made in both cash and shares in the same proportion as the consideration received by the shareholders.

        Notwithstanding the foregoing, in the event that as a result of an acquisition the warrants will be exercisable for anything other than shares or securities that are listed on a regulated market (within the meaning of the Markets in Financial Instruments Directive (2004/39(EC))) or a United States national securities exchange, the warrant holders will be entitled to demand to receive a cash payment in an amount equal to the Black-Scholes Value per warrant (calculated in accordance with the warrants) contemporaneously with or promptly after the consummation of such acquisition.

Risks Related to Our Being a Development-Stage Company

* We have a limited operating history on which to assess our business, have incurred significant losses over the last several years, and anticipate that we will continue to incur losses for the foreseeable future.

        Until December 2016, when we acquired the U.S. marketing rights to Keveyis, we were a development-stage biopharmaceutical company with a limited operating history. We have not yet demonstrated an ability to successfully complete a large-scale, pivotal clinical trial, obtain regulatory approval or manufacture and commercialize a product candidate. Consequently, we have no meaningful commercial operations upon which to evaluate our business and predictions about our future success or viability may not be as accurate as they could be if we had a history of successfully developing and commercializing pharmaceutical products.

        Since inception, we have incurred significant operating losses. Our net loss was $43.6 million and $9.7 million for the years ended December 31, 2015 and 2014, respectively. For the nine months ended September 30, 2016, our net loss was $32.6 million, and as of September 30, 2016, we had an accumulated deficit of $113.4 million. We have devoted substantially all of our financial resources to identifying, in-licensing, acquiring and developing our product candidates, including conducting clinical trials and providing general and administrative support for these operations to build our business infrastructure.

        To date, we have financed our operations primarily through private placements of equity securities and the proceeds from our initial public offering of ordinary shares in the United States in October 2015. The amount of our future net losses will depend, in part, on the rate of our future expenditures and our ability to obtain funding through equity or debt financings, strategic collaborations or grants. To become and remain profitable, we must successfully commercialize Keveyis and develop and eventually commercialize one or more of our product candidates with significant market potential.

        Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. It may be several years, if ever, before we receive regulatory approval and have a product candidate other than Keveyis approved for commercialization. Our future revenue from Keveyis sales and sales from any other product candidates approved for commercialization will depend upon the size of the markets in which our product candidates are marketed, or in which they may receive approval, and our ability to achieve market acceptance and adequate market share for our product candidates in those markets.

        We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if and as we:

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  continue research and nonclinical and clinical development of our product candidates, including advancing our programs from preclinical development into clinical trials and increasing the number and size of our current clinical trials and preclinical studies;

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  seek to identify, assess, in-license, acquire and develop additional products and product candidates;

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  change or add manufacturers or suppliers;

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  seek regulatory approvals for our product candidates that successfully complete clinical trials;

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  establish a sales, marketing and distribution infrastructure to commercialize Keveyis and any other products for which we obtain regulatory approval;

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  make up-front, milestone or other payments under any acquisition or license arrangements (including the asset purchase agreement through which we acquired Keveyis);

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  seek to maintain, protect and expand our intellectual property portfolio;

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  seek to attract and retain skilled personnel;

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  create additional infrastructure to support our operations as a U.S. listed company and our product development and commercialization efforts; and

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  experience any delays or encounter issues with any of the above, including, but not limited to, failed preclinical studies or clinical trials, complex results, safety issues or other regulatory challenges that may require either longer follow-up of existing preclinical studies or clinical trials or limitation of additional preclinical studies or clinical trials in order to pursue regulatory approval.

        Further, the net losses we incur may fluctuate significantly from quarter-to-quarter and year-to-year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance. Moreover, if we incur substantial losses, we could be liquidated, and the value of our shares might be significantly reduced or the shares might be of no value.

*We have never generated any revenue from product sales and may never be profitable.

        We have only one product approved for commercialization, and two product candidates in development, and have never generated any revenue from product sales. We will not generate revenue from product sales unless and until we launch Keveyis or successfully complete the development of, obtain regulatory approval for and commercialize one or more of our product candidates. Our ability to generate future revenue from product sales depends heavily on our success in many areas, including, but not limited to:

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  developing a commercial organization and launching and commercializing Keveyis and any other product candidates for which we obtain regulatory approval, either directly or with a collaborator or distributor;

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  completing research, preclinical or clinical development, as applicable, of our product candidates, including successfully completing clinical trials of our product candidates;

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  integrating Keveyis and any other products or product candidates that we in-license or acquire, as well as completing research, formulation and process development, and preclinical or clinical development, as applicable, of those product candidates, including successfully completing clinical trials of those product candidates;

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  obtaining regulatory approval of our product candidates;

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  incurring additional costs as we advance our product candidates;

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  developing a sustainable and scalable manufacturing process for Keveyis and any other product candidates that are approved;

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  maintaining supply and manufacturing relationships with third parties that can conduct the manufacturing process development and provide adequate, in amount and quality, products to support clinical development and the market demand for our product candidates, if approved;

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  obtaining market acceptance of our product candidates as viable treatment options;

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  addressing any competing technological and market developments;

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  identifying, assessing, in-licensing, acquiring and/or developing new products and product candidates;

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  negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;

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  maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and

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  attracting, hiring and retaining qualified personnel.

        Given the numerous risks and uncertainties associated with pharmaceutical product development and commercialization, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. Our expenses could increase beyond expectations if we are required by the FDA or the EMA, or any comparable foreign regulatory agency, to perform nonclinical and preclinical studies or clinical trials in addition to those that we currently anticipate.

        We anticipate incurring significant costs associated with commercializing Keveyis and any other product candidates that are approved. Further, our revenue will be dependent, in part, upon the size of the markets in the territories for which we have received regulatory approval, the accepted price for the product, the ability to obtain coverage and adequate reimbursement, and whether we own the commercial rights for that territory. If the number of our addressable patients is not as significant as we estimate, the indication approved by regulatory authorities is narrower than we expect, or the treatment population is narrowed by competition, physician choice or treatment guidelines, we may not generate significant revenue from sales of our product candidates. If we are not able to generate sufficient revenue from the sale of any approved products, we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to successfully execute any of the foregoing would decrease the value of our company and could impair our ability to raise capital, expand our business or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

* We expect that we will need substantial additional funding before we can expect to complete the development of our two product candidates.

        We are currently advancing two product candidates through clinical development, COR-003 and COR-005. Development of product candidates is expensive, and we expect our research and development expenses to increase in connection with our ongoing activities, particularly as we continue our ongoing trials and initiate new trials of COR-003, COR-005 and any other product candidates we may seek to develop. We expect that we will require additional capital to obtain regulatory approval for, and to commercialize, our product candidates.

        As of September 30, 2016, we had cash and cash equivalents of $25.5 million and no outstanding debt. In December 2016, we raised $35 million in aggregate proceeds in a private placement of ordinary shares and warrants, and borrowed $20 million pursuant to a $40 million credit facility that was established in December 2016. We currently believe that our existing cash and cash equivalents, excluding any additional borrowings under the credit facility, is sufficient to fund planned operations at least through 2018. However, this estimate is based on assumptions that may prove to be incorrect, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future funding requirements will depend on many factors, including, but not limited to:

  •
  the scope, rate of progress, results and cost of our clinical trials, nonclinical testing, formulation, process development and other related activities;

  •
  the amount of revenue that we receive from sales of Keveyis;

  •
  whether we borrow any additional amounts under our $40 million credit facility;

  •
  the cost of manufacturing clinical supplies and establishing commercial supplies of our product candidates, if approved, and any products that we may acquire or develop;

  •
  the number and characteristics of product candidates that we pursue, including any additional product candidates we may in-license or acquire;

  •
  the cost of filing, prosecuting, defending and enforcing our patent claims and other intellectual property rights;

  •
  the cost of defending potential intellectual property disputes, including patent infringement actions brought by third parties against us or our product candidates;

  •
  the cost, timing and outcomes of regulatory approvals;

  •
  the cost and timing of establishing sales, marketing and distribution capabilities; and

  •
  the terms and timing of any collaborative, licensing and other arrangements that we may establish, including any required milestone and royalty payments thereunder.

        Any additional fundraising efforts may divert our management from their day-to-day activities, which may compromise our ability to develop and commercialize our product candidates, if approved. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our ordinary shares to decline.

        If we are unable to obtain funding on a timely basis or realize sufficient revenues from Keveyis and any other approved products, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product candidates, if approved, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired.

* We may not be successful in executing our growth strategy or our growth strategy may not deliver the anticipated results.

        We plan to source new product candidates that may or may not be complementary to our existing product candidates by in-licensing or acquiring them from other companies or academic institutions. If we are unable to identify, in-license or acquire and integrate product candidates in accordance with this strategy, our ability to pursue our growth strategy would be compromised.

        Research programs and business development efforts to identify new product candidates require substantial technical, financial and human resources. We may focus our efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful. Our research programs, business development efforts or licensing attempts may fail to yield additional complementary or successful product candidates for clinical development and commercialization for a number of reasons, including, but not limited to, the following:

  •
  our research or business development methodology or search criteria and process may be unsuccessful in identifying potential product candidates with a high probability of success for development progression;

  •
  we may not be able or willing to assemble sufficient resources or expertise to in-license, acquire or discover additional product candidates;

  •
  for product candidates we seek to in-license or acquire, we may not be able to agree to acceptable terms with the licensor or owner of those product candidates;

  •
  our product candidates may not succeed in preclinical studies or clinical trials;

  •
  we may not succeed in formulation or process development;

  •
  our product candidates may be shown to have harmful side effects or may have other characteristics that may make the products unmarketable or unlikely to receive regulatory approval;

  •
  competitors may develop alternatives that render our product candidates obsolete or less attractive;

  •
  product candidates that we acquire or develop may be covered by third parties' patents or other exclusive rights;

  •
  product candidates that we acquire or develop may not allow us to leverage our expertise and our development and commercial infrastructure as currently expected;

  •
  the market for a product candidate may change during our program so that such a product may become unreasonable to continue to develop;

  •
  a product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and

  •
  a product candidate may not be accepted as safe and effective by patients, the medical community or third-party payors.

        If any of these events occurs, we may not be successful in executing our growth strategy or our growth strategy may not deliver the anticipated results.

* If we acquire other businesses or in-license or acquire other product candidates and are unable to integrate them successfully, our financial performance could suffer.

        If we are presented with appropriate opportunities, we may acquire other businesses or product candidates. We have had limited experience integrating other businesses or product candidates, or in-licensing or acquiring other product candidates. Since our formation in 1996, we have in-licensed or acquired three product candidates: COR-004, COR-005 and BP-2002. The acquisition of the U.S. marketing rights of Keveyis and our acquisition of COR-005 occurred recently, and we are still in the early stages of integrating them into our business. The integration process following these or any future transactions may produce unforeseen operating difficulties and expenditures, and may absorb significant management attention that would otherwise be directed to the ongoing development of our business. Also, in any future in-licensing or acquisition transactions, we may issue shares of stock that would result in dilution to existing shareholders, incur debt, assume contingent liabilities or create additional expenses related to amortizing intangible assets, any of which might harm our financial results and cause our stock price to decline. Any financing we might need for future transactions may be available to us only on terms that restrict our business or impose costs that reduce our net income.

Risks Related to the Development and Clinical Testing of Our Product Candidates

* We depend entirely on the success of Keveyis and a limited number of product candidates which are still in clinical development. If we do not successfully commercialize Keveyis or obtain regulatory approval for and successfully commercialize one or more of our product candidates, or we experience significant delays in doing so, we may never become profitable.

        We currently have one product approved for sale and two product candidates in development. We have invested, and continue to expect to invest, a significant portion of our efforts and financial resources in the development of a limited number of product candidates, which are still in clinical development. Our ability to generate product revenues will depend heavily on our successful commercialization of Keveyis and our eventual commercialization, if approved, of one or more of our product candidates currently in development. We are not permitted to market or promote any product candidate before we receive regulatory approval from the FDA, EMA or any comparable foreign regulatory agency, and we may never receive such regulatory approval for our product candidates currently in development. The success of COR-003 and COR-005 will depend on several additional factors, including, but not limited to, the following:

  •
  successfully completing formulation and process development activities;

  •
  successfully completing clinical trials that demonstrate the efficacy and safety of our product candidates;

  •
  acceptance of our product candidates by patients and the medical community;

  •
  a continued acceptable safety profile following approval;

  •
  obtaining and maintaining healthcare coverage and adequate reimbursement; and

  •
  competing effectively with other therapies, including with respect to the sales and marketing of our product candidates, if approved.

        Many of these factors are beyond our control, including clinical development, the regulatory submission process, potential threats to our intellectual property rights and changes in the competitive landscape. If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully complete clinical trials or eventually commercialize these product candidates, if approved.

* Clinical trials are very expensive, time consuming and difficult to design and implement, and involve uncertain outcomes. Furthermore, results of earlier preclinical studies and clinical trials may not be predictive of results of future preclinical studies or clinical trials.

        To obtain the requisite regulatory approvals to market and sell our product candidates, we must demonstrate through extensive preclinical studies and clinical trials that our products are safe and effective in humans. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and earlier clinical trials may not be predictive of the results of later-stage clinical trials. For example, the results generated to date in preclinical studies or clinical trials for our product candidates do not ensure that later preclinical studies or clinical trials will demonstrate similar results. Further, we have limited clinical data for our product candidates and have not completed Phase 3 clinical trials for either of our product candidates. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. Companies in the biopharmaceutical industry may suffer setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier clinical trials. For example, COR-003 was previously studied for the treatment of type 2 diabetes. In December 2005, prior to the initiation of the first clinical trial by DiObex, our licensee, the FDA placed a clinical hold relating to a safety concern for use of a dosage above 600 mg/day. DiObex modified the clinical trial protocol to limit the highest dose to 600 mg/day, and the clinical hold was lifted by the FDA in February 2006. Furthermore, COR-003 did not demonstrate a reduction in blood glucose levels in a small Phase 2 clinical trial in patients with type 2 diabetes mellitus, the original indication for which it was being developed. We may experience delays in our ongoing or future preclinical studies or clinical trials, and we do not know whether future preclinical studies or clinical trials will begin on time, need to be redesigned, enroll an adequate number of subjects or patients on time or be completed on schedule, if at all. Clinical trials may be delayed, suspended or terminated for a variety of reasons, including delay or failure to:

  •
  obtain authorization from regulators or institutional review boards, or IRBs, to commence a clinical trial at a prospective clinical trial site;

  •
  reach agreements on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;

  •
  recruit and enroll a sufficient number of patients in clinical trials to ensure adequate statistical power to detect statistically significant treatment effects;

  •
  address any noncompliance with regulatory requirements or safety concerns that arise during the course of a clinical trial;

  •
  have patients complete clinical trials or return for post-treatment follow-up;

  •
  have CROs or other third parties comply with regulatory requirements, adhere to the trial protocol or meet contractual obligations in a timely manner or at all;

  •
  identify a sufficient number of clinical trial sites and initiate them within the planned timelines; and

  •
  manufacture sufficient quantities of the product candidate to complete clinical trials.

        Positive or timely results from preclinical or early stage clinical trials do not ensure positive or timely results in late stage clinical trials or regulatory approval by the FDA, EMA or any comparable foreign regulatory agency. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates. Preclinical and clinical data are often susceptible to varying interpretations and analyses. Many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain regulatory approval for the product candidates. The FDA, EMA and any comparable foreign regulatory agency have substantial discretion in the approval process and in determining when or whether regulatory approval will be obtained for any of our product candidates. Even if we believe the data collected from clinical trials of our product candidates are promising, such data may not be sufficient to support approval by the FDA, EMA or any comparable foreign regulatory agency.

        In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in clinical trial procedures set forth in protocols, differences in the size and type of the patient populations, adherence to the administration regimen and other clinical trial protocols, and the rate of dropout among clinical trial participants. In the case of our late stage clinical product candidates, results may differ in general on the basis of the larger number of clinical trial sites and additional countries involved in Phase 3 clinical trials. Different countries have different standards of care and different levels of access to care for patients, which in part drives the heterogeneity of the patient populations that enroll in our studies.

        In June 2015, we acquired COR-005 and were not involved in and had no control over the preclinical and clinical development of this product candidate prior to such acquisition. As a result, we are dependent on the prior research and development of COR-005 having been conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, the accuracy of reported results of all clinical trials conducted prior to our acquisition and the correct interpretation of collected data from these clinical trials. These factors could result in increased costs and delays in the development of COR-005, which could hurt our ability to generate future revenues from this product candidate.

Risks Related to Commercialization of Our Product Candidates

* We have never commercialized a product candidate and we may lack the necessary expertise, personnel and resources to successfully commercialize any of our products that have received or may receive regulatory approval on our own or together with suitable partners.

        We have never commercialized a product candidate. Our operations to date have been limited to organizing and staffing our company, business planning, raising capital, in-licensing or acquiring our product candidates, identifying potential product candidates and undertaking preclinical studies and clinical trials of our product candidates. We currently have a very limited sales force or marketing or distribution capabilities. To achieve commercial success of Keveyis and any product candidates that are approved, we will have to develop our own sales, marketing and supply capabilities or outsource these activities to a third party.

        Factors that may affect our ability to commercialize our product candidates on our own include recruiting and retaining adequate numbers of effective sales and marketing personnel, obtaining access to or persuading adequate numbers of physicians to prescribe our product candidates and other unforeseen costs associated with creating an independent sales and marketing organization. Developing a sales and marketing organization requires significant investment, is time consuming and could delay the launch of our product candidates. We may not be able to build an effective sales and marketing organization in the United States, the European Union or other key global markets. If we are unable to build our own distribution and marketing capabilities or to find suitable partners for the commercialization of our product candidates, we may not generate revenues from them.

Risks Related to Our Reliance on Third Parties

* The failure of our suppliers to supply us with the agreed upon drug substance or drug product could hurt our business.

        We do not currently, and do not expect to in the future, independently conduct manufacturing activities for Keveyis or our product candidates. We expect to rely on third-party suppliers for the drug substance and drug product for Keveyis, which we expect to launch in April 2017, and our product candidates. The failure of these suppliers to perform as contracted, or the need to identify new suppliers, could result in a delay in the launch of Keveyis or the development of our product candidates. A delay in the launch of Keveyis or the development of our product candidates, or having to enter into a new agreement with a different third party on less favorable terms than we have with our current suppliers, could hurt our business.

Risks Related to Government and Regulation

* We will be subject to ongoing obligations and continued regulatory requirements which may result in significant additional expense.

        Keveyis and any of our product candidates that obtain regulatory approval will remain subject to continual regulatory review. Any regulatory approvals that we receive for our product candidates may be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials and surveillance to monitor the safety and efficacy of the product candidate. In addition, if the FDA, the EMA or any comparable foreign regulatory authority approves any of our product candidates, we will be subject to ongoing regulatory obligations and oversight by regulatory authorities, including with respect to the manufacturing processes, labeling, packing, distribution, adverse event reporting, storage, advertising and marketing restrictions, and recordkeeping and, potentially, other post-marketing obligations, all of which may result in significant expense and limit our ability to commercialize such products. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMPs and cGCPs for any clinical trials that we conduct post-regulatory approval. Because our two Phase 3 clinical trials of COR-003 will collect safety data for approximately 125 patients, we currently expect that we would be required by the FDA and the EMA to collect additional safety data post-approval.

        In addition, approved products, manufacturers and manufacturers' facilities are subject to continual review and periodic inspections. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

  •
  restrictions on the marketing or manufacturing of the product;

  •
  withdrawal of the product from the market, or voluntary or mandatory product recalls;

  •
  fines, disgorgement of profits or revenues, warning letters or holds on clinical trials;

  •
  refusal by the FDA to approve pending applications or supplements to approved applications filed by us;

  •
  suspension or revocation of product approvals;

  •
  product seizure or detention, or refusal to permit the import or export of products; and

  •
  injunctions or the imposition of civil or criminal penalties.

        If any of these events occurs, our ability to sell such product may be impaired, and we may incur substantial additional expense to comply with regulatory requirements. The policies of the FDA, the EMA or any comparable foreign regulatory agency may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any regulatory approval that we may have obtained, which would compromise our ability to achieve or sustain profitability.

* Although we have obtained orphan drug designation for our key product candidates from the FDA and EMA, orphan drug designation may not ensure that we will enjoy market exclusivity in a particular market, and if we fail to obtain or maintain orphan drug exclusivity for our product candidates, we may be subject to earlier competition and our potential revenue will be reduced.

        Under the Orphan Drug Act of 1983, the FDA may designate a product as an orphan drug if it is intended to treat an orphan disease or condition, defined as a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the European Union, the EMA's Committee for Orphan Medicinal Products grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention, or treatment of a life-threatening or chronically debilitating condition affecting not more than 5 in 10,000 persons in the European Union. Additionally, designation is granted for products intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the drug or biological product or where there is no satisfactory method of diagnosis, prevention or treatment, or, if such a method exists, the medicine must be of significant benefit to those affected by the condition.

        In the United States, orphan drug designation entitles a party to financial incentives, such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. In addition, if a product receives the first FDA approval for the indication for which it has orphan drug designation, the product is entitled to orphan drug exclusivity, which means the FDA may not approve any other application to market the same drug for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the product with orphan exclusivity or where the manufacturer is unable to assure sufficient product quantity. In the European Union, orphan drug designation entitles a party to financial incentives such as a reduction of fees or fee waivers and ten years of market exclusivity following drug or biological product approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity.

        Keveyis has been granted orphan drug designation for the treatment of hyperkalemic, hypokalemic, and related variants of Primary Periodic Paralysis in the United States. COR-003 has been granted orphan drug designation for the treatment of endogenous Cushing's syndrome in the United States and Europe. COR-005 has been granted orphan drug designation for the treatment of acromegaly in the United States and in Europe. Even though we have obtained orphan drug designation for our key product candidates, we may not be the first to obtain regulatory approval for any particular orphan indication due to the uncertainties associated with developing biopharmaceutical products. For example, ketoconazole was granted orphan drug exclusivity in Europe and is now being marketed for the treatment of endogenous Cushing's syndrome. Therefore, COR-003 will need to show significant benefit compared to ketoconazole in order to be marketed in Europe prior to the expiration of the ketoconazole orphan drug exclusivity. Further, even though we have obtained orphan drug designation for our key product candidates, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties can be approved for the same condition. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process.

USE OF PROCEEDS

        The proceeds from the sale of the ordinary shares offered pursuant to this prospectus are solely for the account of the selling shareholders. Accordingly, we will receive no proceeds from the sale of the ordinary shares. We will receive up to an aggregate of approximately $18,549,999 from the exercise of the Investor Warrants and Lender Warrants, assuming the exercise in full of all of such warrants for cash, and approximately $832,811 upon the exercise of the options to purchase 74,918 ordinary shares held by one of the selling shareholders (although because these options are currently "underwater" it is unclear whether or when these options may be exercised). We expect to use the net proceeds from the exercise of the Investor Warrants and Lender Warrants for general corporate purposes.

 CAPITALIZATION AND INDEBTEDNESS

        The following table sets forth our capitalization and indebtedness as of September 30, 2016. The table does not take into effect the sale of the Warrants, nor does it take into effect the sale of the ordinary shares by the selling shareholders since the Company will not receive the proceeds from the sale of the ordinary shares by the selling shareholders.

As of September 30, 2016 Actual
(in thousands except for share data)
Cash and cash equivalents	$25,469

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$1,012
Accrued liabilities	3,228

Total current liabilities	4,240
Total liabilities	4,240

Shareholders' equity:
Deferred shares, $1.098 par value, 40,000 shares authorized, issued and outstanding at September 30, 2016	44
Ordinary shares, $0.01 par value, 600,000,000 shares authorized at September 30, 2016 and 21,205,382 shares issued and outstanding at September 30, 2016	212
Additional paid-in capital	173,459
Accumulated deficit	(113,400)

Total shareholders' equity	60,315

Total liabilities and shareholders' equity	$64,555

 PRICE RANGE OF OUR ORDINARY SHARES

        Our ordinary shares have traded on the Nasdaq Global Select Market under the symbol "SBBP" since October 16, 2015. The table below sets forth the high and low prices for each of the periods indicated for our ordinary shares as reported by the NASDAQ Global Select Market.

        On January 11, 2017, the last reported sale price for the ordinary shares on The NASDAQ Global Select Market was $2.675 per share.

	High	Low
Years Ended
December 31, 2016	$7.99	$2.05
December 31, 2015	$14.30	$5.00
Quarters Ended
December 31, 2016	$5.4235	$2.05
September 30, 2016	$6.239	$3.73
June 30, 2016	$6.3899	$3.30
March 30, 2016	$7.99	$3.51
December 31, 2015	$14.3	$5.00
Months Ended
December 31, 2016	$3.85	$2.05
November 30, 2016	$4.70	$3.70
October 31, 2016	$5.4235	$4.40
September 30, 2016	$6.239	$4.45
August 31, 2016	$5.05	$4.1501
July 31, 2016	$4.52	$3.73

SELLING SHAREHOLDERS

        This prospectus covers the offering for resale from time to time of up to 28,265,833 ordinary shares by the selling shareholders identified in this prospectus, consisting of (i) 21,000,000 ordinary shares sold to the 2016 Investors in the 2016 Private Placement (which includes 7,000,000 ordinary shares issuable upon the exercise of the Investor Warrants), (ii) an additional 6,837,262 Existing Shares held by the 2016 Investors (including 74,918 ordinary shares issuable upon exercise of stock options held by one of the selling shareholders), and (iii) 428,571 ordinary shares issuable upon the exercise of the Lender Warrants issued to the Lenders.

        The selling shareholders, including their transferees, pledges, donees or other successors, may from time to time offer and sell pursuant to this prospectus any or all of the ordinary shares covered by this prospectus. Any selling shareholders may also elect not to sell any of the ordinary shares covered by this prospectus held by such selling shareholders. Only those ordinary shares listed below or in any prospectus supplement hereto may be offered for resale by the selling shareholders pursuant to this prospectus. None of the selling shareholders has, or had, any position, office or other material relationship with us or any of our affiliates beyond their investment in or receipt of our securities.

        We have agreed with the 2016 Investors to use our reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the registrable securities (as such term is defined in the registration rights agreement) have been disposed of pursuant to and in accordance with the registration statement of which this prospectus forms a part or Rule 144 under the Securities Act, or (2) December 28, 2018, but only if all registrable securities are eligible for sale without restriction under Rule 144; provided, that the ordinary shares issuable upon exercise of the Warrants will be deemed registrable securities for at least six months from the date of exercise of such Warrant whether or not such ordinary shares could be freely tradable without restriction under Rule 144.

        We have agreed with the Lenders to keep this registration statement effective until the expiration of the Lender Warrants.

        The table below lists the selling shareholders. The second column lists the number of ordinary shares beneficially owned by each selling shareholder, as of January 12, 2017, which for the 2016 Investors is limited to the ordinary shares sold to the 2016 Investors in the 2016 Private Placement and any Existing Shares, and does not include any ordinary shares issuable upon exercise of the Investor Warrants, which are not exercisable until June 28, 2017, and for the Lenders consists of the ordinary shares issuable upon exercise of the Lender Warrants, which are exercisable immediately. The third column lists the ordinary shares being offered by this prospectus by each of the selling shareholders, including any Existing Shares, and assuming exercise of the warrants held by the selling shareholders, without regard to any limitations on exercise (as described below).

        Under the terms of the Investor Warrants, a holder may not exercise the Investor Warrants to the extent such exercise would cause such selling holder, together with its affiliates and attribution parties, to beneficially own a number of ordinary shares which would exceed 4.99% of our then outstanding ordinary shares following such exercise (the "Beneficial Ownership Limitation"), excluding for purposes of such determination ordinary shares issuable upon exercise of the Investor Warrants that have not been exercised; provided, however, that the holder may, upon notice to us, increase or decrease the Beneficial Ownership Limitation provided that the Beneficial Ownership Limitation in no event exceeds 9.99% (the "Maximum Percentage") of the number of ordinary shares outstanding following such exercise, excluding for purposes of such determination ordinary shares issuable upon exercise of the Investor Warrants that have not been exercised. Notwithstanding the foregoing, a 2016 Investor who opted out of the exercise limitation at the time the Securities Purchase Agreement was entered into will be permitted to increase its Beneficial Ownership Limitation above the Maximum Percentage, provided that the Beneficial Ownership Limitation will in no event exceed 29.999% of the number of ordinary shares outstanding following such exercise.

        The following table is prepared based on information supplied to us by the selling shareholders. Although we have assumed for purposes of the table below that the selling shareholders will sell all of the ordinary shares offered by this prospectus, because the selling shareholders may offer from time to time all or some of the ordinary shares covered by this prospectus, or in another permitted manner, no assurances can be given as to the actual number of ordinary shares that will be resold by the selling shareholders or that will be held by the selling shareholders after completion of the resales. In addition, the selling shareholders may have sold, transferred or otherwise disposed of the ordinary shares in transactions exempt from the registration requirements of the Securities Act after providing the information regarding their securities holdings. Information concerning the selling shareholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described above, we are party to no agreements, arrangements or understandings with respect to the resale of any of the ordinary shares covered by this prospectus. Pursuant to the purchase agreements pursuant to which the ordinary shares were sold, each of the selling shareholders warranted and covenanted to us that the selling shareholder was an "accredited investor", as that term is defined under the Securities Act, and experienced in making investments of the kind represented by the ordinary shares and that the selling shareholders purchased the ordinary shares in the ordinary course of its business for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

        The ordinary shares offered by this prospectus may be offered from time to time by the persons or entities named below:

					Ordinary Shares Beneficially Owned After The Offering(2)
	Ordinary Shares Beneficially Owned Prior To The Offering(1)		Maximum Number of Ordinary Shares Being Offered
Name of Selling Stockholder	Number	Percentage			Number	Percent
CDK Associates, LLC	5,102,433	14.4%	6,300,000	(3)	902,433	2.1%
731 Alexander Road, Bldg. 2
Princeton, NJ 08540
Karen Cross	20,000	*	30,000	(4)	0	*
731 Alexander Road, Bldg. 2
Princeton, NJ 08540
Kenneth Glennon	10,800	*	12,000	(5)	2,800	*
1330 Sixth Ave., 20th Fl.
New York, NY 10019
Scott D. Morenstein	38,640	*	45,000	(6)	8,640	*
1330 Sixth Ave., 20th Fl.
New York, NY 10019
Yuriy Shteinbuk	27,000	*	30,000	(7)	7,000	*
1330 Sixth Ave., 20th Fl.
New York, NY 10019
Eugene Christopher Burger	12,500	*	15,000	(8)	2,500	*
1330 Sixth Ave., 20th Fl.
New York, NY 10019
Heath N. Weisberg	42,021	*	48,000	(9)	10,021	*

						Ordinary Shares Beneficially Owned After The Offering(2)
	Ordinary Shares Beneficially Owned Prior To The Offering(1)			Maximum Number of Ordinary Shares Being Offered
Name of Selling Stockholder	Number		Percentage			Number	Percent
731 Alexander Road, Bldg. 2
Princeton, NJ 08540
Daniel P. Klein	119,645		*	150,000	(10)	19,645	*
1330 Sixth Ave., 20th Fl.
New York, NY 10019
David Ben-Ur	21,955		*	30,000	(11)	1,955	*
1330 Sixth Ave., 20th Fl.
New York, NY 10019
Vivo Capital Fund VIII, L.P.	2,636,000		7.5%	3,954,000	(12)	0	*
505 Hamiltone Ave., Suite 200
Palo Alto, CA 94301
Vivo Capital Surplus Fund VIII, L.P.	364,000		1.0%	546,000	(13)	0	*
505 Hamiltone Ave., Suite 200
Palo Alto, CA 94301
Growth Equity Opportunities Fund III, LLC	4,141,308		11.7%	5,141,308	(14)	0	*
1954 Greenspring Dr.
Trimonium, MD 21093
Opaleye L.P.	1,140,000		3.2%	1,710,000	(15)	0	*
36R Carver Street
Cambridge, MA 02138
Broadfin Healthcare Master Fund, LTD	2,856,706		8.1%	2,905,056	(16)	0	*
300 Park Avenue, 25th Fl.
New York, NY 10022
Boxer Capital, LLC	940,000		2.7%	1,410,000	(17)	0	*
11682 El Camino Real, Suite 320
San Diego, CA 92130
Healthcap VI, L.P.	3,301,008	(18)	9.3%	3,701,008	(19)	0	*
18, Avenue d'Ouchy
1006 Lausanne, Switzerland
Eigil Stray Spetalen	1,254,790		3.7%	1,337,240	(20)	0	*
CHR. BENNECHES V. 9
0286 Oslo, Norway
Fougner Invest	82,300		*	123,450	(21)	0	*
NILS COLLETT VOGTSU.65
0766 Oslo, Norway
Zinober invest AS	61,700		*	92,550	(22)	0	*
DYNA DBYGGE 7
0256 Oslo, Norway
H5 Vekst AS	57,600		*	86,400	(23)	0	*

						Ordinary Shares Beneficially Owned After The Offering(2)
	Ordinary Shares Beneficially Owned Prior To The Offering(1)			Maximum Number of Ordinary Shares Being Offered
Name of Selling Stockholder	Number		Percentage			Number	Percent
GALEASEN 7, 1394 NESBRU
Norway
Abraxas AS	41,100		*	61,650	(24)	0	*
GALEASEN 7, 1394 NESBRU
Norway
Pima A/S	39,500		*	59,250	(25)	0	*
LOVENSKIOLDSVEI 23
1358 JAR, Norway
AS Mascot Holding	32,900		*	49,350	(26)	0	*
BYGDOYNESVEIEN 116
0286 Oslo, Norway
Oxford Finance LLC	267,857	(26)	*	267,857	(27)	0	*
133 N. Fairfax Street
Alexandria, VA 22314
Horizon Technology Finance Corporation	160,714	(27)	*	160,714	(28)	0	*
312 Farmington Avenue
Farmington, CT 06032

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the securities. The percentage of beneficial ownership of each selling shareholder is based on (i) 35,335,026 ordinary shares issued and outstanding as of January 12, 2017 and (ii) the ordinary shares underlying share options and warrants exercisable by such person or group within 60 days of January 12, 2017, not including the warrants sold to the selling shareholders in the private placement, which are not exercisable until June 28, 2017.

(2)
Assumes the sale of all securities offered in this prospectus.

(3)
This number includes 4,200,000 ordinary shares sold to CDK Associates, LLC ("CDK") in the 2016 Private Placement and 2,100,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by CDK in the 2016 Private Placement.

(4)
This number includes 20,000 ordinary shares sold to Karen Cross in the 2016 Private Placement and 10,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Ms. Cross in the 2016 Private Placement.

(5)
This number includes 8,000 ordinary shares sold to Kenneth Glennon in the 2016 Private Placement and 4,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Mr. Glennon in the 2016 Private Placement.

(6)
This number includes 30,000 ordinary shares sold to Scott D. Morenstein in the 2016 Private Placement and 15,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Mr. Morenstein in the 2016 Private Placement.

(7)
This number includes 20,000 ordinary shares sold to Yuriy Shteinbuk in the 2016 Private Placement and 10,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Mr. Shteinbuk in the 2016 Private Placement.

(8)
This number includes 10,000 ordinary shares sold to Eugene Christopher Burger in the 2016 Private Placement and 5,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Mr. Burger in the 2016 Private Placement.

(9)
This number includes 32,000 ordinary shares sold to Heath N. Weisberg in the 2016 Private Placement and 16,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Mr. Weisberg in the 2016 Private Placement.

(10)
This number includes 100,000 ordinary shares sold to Daniel P. Klein in the 2016 Private Placement and 50,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Mr. Klein in the 2016 Private Placement.

(11)
This number includes 20,000 ordinary shares sold to David Ben-Ur in the 2016 Private Placement and 10,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Mr. Ben-Ur in the 2016 Private Placement.

(12)
This number includes 2,636,000 ordinary shares sold to Vivo Capital Fund VIII, L.P. ("Vivo") in the 2016 Private Placement and 1,318,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Vivo in the 2016 Private Placement.

(13)
This number includes 364,000 ordinary shares sold to Vivo Capital Surplus Fund VIII, L.P. ("Vivo Surplus") in the 2016 Private Placement and 182,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Vivo Surplus in the 2016 Private Placement.

(14)
This number includes 2,141,308 Existing Shares, 2,000,000 ordinary shares sold to Growth Equity Opportunities Fund III, LLC ("GEO") in the 2016 Private Placement and 1,000,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by GEO in the 2016 Private Placement. The ordinary shares and Investor Warrants directly held by GEO are indirectly held by New Enterprise Associates 15, L.P. ("NEA 15"), which is the sole member of GEO; NEA Partners 15, L.P. ("NEA Partners 15"), which is the sole general partner of NEA 15; NEA 15 GP, LLC ("NEA 15 LLC"), which is the sole general partner of NEA Partners 15; and each of the individual managers of NEA 15 LLC. The individual Managers of NEA 15 LLC (the "NEA 15 Managers") are Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Joshua Makower, David M. Mott, Scott D. Sandell, Ravi Viswanathan, Jon Sakoda and Peter W. Sonsini. NEA 15, NEA Partners 15, NEA 15 LLC, and the NEA 15 Managers share voting and dispositive power over the ordinary shares directly owned by GEO. All indirect holders of the above referenced ordinary shares and Investor Warrants disclaim beneficial ownership of the applicable ordinary shares directly owned by GEO, except to the extent of their actual pecuniary interest therein.

(15)
This number includes 1,140,000 ordinary shares sold to Opaleye L.P. ("Opaleye") in the 2016 Private Placement and 570,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Opayleye in the 2016 Private Placement.

(16)
This number includes 1,105,056 Existing Shares, 1,200,000 ordinary shares sold to Broadfin Healthcare Master Fund, LTD ("Broadfin") in the private placement and 600,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Broadfin in the 2016 Private Placement.

(17)
This number includes 940,000 ordinary shares sold to Boxer Capital, LLC ("Boxer") in the 2016 Private Placement and 470,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Boxer in the 2016 Private Placement.

(18)
This number includes 74,918 ordinary shares that are currently issuable upon exercise of share options held by HealthCap VI, L.P. ("HealthCap").

(19)
This number includes 2,501,008 Existing Shares (including 74,918 ordinary shares issuable upon exercise of share options), 800,000 ordinary shares sold to HealthCap in the private placement and 400,000 ordinary shares issuable upon the exercise of the Investor Warrants acquired by HealthCap in the 2016 Private Placement.

(20)
This number includes 1,089,890 Existing Shares (including 665,262 ordinary shares held by Kristianro A/S, for which Mr. Spetalen serves as Chief Executive Officer, and may be deemed to be the beneficial owner), 164,900 ordinary shares sold to Mr. Spetalen in the private placement and 82,450 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Mr. Spetalen in the 2016 Private Placement.

(21)
This number includes 82,300 ordinary shares sold to Fougner invest in the 2016 Private Placement and 41,150 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Fougner invest in the 2016 Private Placement.

(22)
This number includes 61,700 ordinary shares sold to Zinober invest AS ("Zinober") in the 2016 Private Placement and 30,850 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Zinober in the 2016 Private Placement.

(23)
This number includes 57,600 ordinary shares sold to H5 Vekst AS ("H5") in the 2016 Private Placement and 28,800 ordinary shares issuable upon the exercise of the Investor Warrants acquired by H5 in the 2016 Private Placement.

(24)
This number includes 41,100 ordinary shares sold to Abraxas AS ("Abraxas") in the 2016 Private Placement and 20,550 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Abraxas in the 2016 Private Placement.

(25)
This number includes 39,500 ordinary shares sold to Pima A/S in the 2016 Private Placement and 19,750 ordinary shares issuable upon the exercise of the Investor Warrants acquired by Pima A/S in the 2016 Private Placement.

(26)
This number includes 32,900 ordinary shares sold to AS Mascot Holding ("AS Mascot") in the 2016 Private Placement and 16,450 ordinary shares issuable upon the exercise of the Investor Warrants acquired by AS Mascot in the 2016 Private Placement.

(27)
This number represents 267,857.14 ordinary shares that are issuable upon exercise of the Lender Warrants issued to Oxford Finance LLC, which shares are currently exercisable.

(28)
This number represents 160,714.29 ordinary shares that are issuable upon exercise of the Lender Warrants issued to Horizon Technology Finance Corporation, which shares are currently exercisable.

PLAN OF DISTRIBUTION

        We are registering the ordinary shares issued to the selling shareholders and issuable upon the exercise of the warrants issued to the selling shareholders to permit the resale of these ordinary shares by the holders of the ordinary shares and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the ordinary shares. We will bear all fees and expenses incident to our obligation to register the ordinary shares.

        The selling shareholders may sell all or a portion of the ordinary shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ordinary shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The ordinary shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

        Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the ordinary shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

        In connection with sales of the ordinary shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging in positions they assume. The selling shareholders may also sell ordinary shares short and if such short sale shall take place after the date that the registration statement of which this prospectus forms a part is declared effective by the SEC, the selling shareholders may deliver ordinary shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge ordinary shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of our ordinary shares made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

        The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling shareholders and any broker-dealer or agents participating in the distribution of the ordinary shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        Each selling shareholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

        Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling stockholder will sell any or all of the ordinary shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

        Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ordinary shares. All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

        We will pay all expenses of the registration of the ordinary shares pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

 DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Corporate Profile

        The Company is a public limited company for the purposes of Part 17 of the Irish Companies Act 2014 (the "Irish Companies Act"). For the purposes of Irish law, our registered office is Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland.

Corporate Purpose

        According to our Memorandum of Association, the objects for which the Company was established are:

  •
  To carry on the business of a pharmaceuticals company, and to research, develop, design, manufacture, produce, supply, buy, sell, distribute, import, export, provide, promote and otherwise deal in pharmaceuticals, active pharmaceutical ingredients and dosage pharmaceuticals and other devices or products of a pharmaceutical or healthcare character and to hold intellectual property rights and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

  •
  To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company's board of directors and to exercise its powers as a shareholder of other companies.

  •
  To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

  •
  To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

  •
  To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

  •
  To sell or otherwise dispose of any of the property or investments of the Company.

  •
  To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of the Company's employees and to lend or otherwise provide money to such schemes or the Company's employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

  •
  To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

  •
  To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorized to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

  •
  To apply for, register, purchase, lease, hold, use, control, license or otherwise acquire any patents, brevets d'invention, copyrights, trademarks, licenses, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licenses in respect of or otherwise turn to account the property, rights or information so acquired.

  •
  To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorized to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.

  •
  To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

  •
  To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

  •
  To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

  •
  To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company's holding company as defined by the Irish Companies Act or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

  •
  To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

  •
  To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

  •
  To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

  •
  To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and chases in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licenses, and any interest in real or personal property, and any claims against such property or against any person or company.

  •
  To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

  •
  To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

  •
  To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

  •
  To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company or any of its subsidiary or associated companies and the spouses, civil partners, widows, widowers, families, dependents or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

  •
  To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company's capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

  •
  To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

  •
  To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

  •
  To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favor of the Company.

  •
  To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realization of or render profitable any of the Company's property or rights.

  •
  To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

  •
  To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

  •
  To procure the Company to be registered or recognized in any part of the world.

  •
  To do all or any of the matters hereby authorized in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

  •
  To make gifts, pay gratuities or grant bonuses to current and former Directors (including substitute directors), officers or employees of the Company or to make gifts or pay gratuities to any person on their behalf or to charitable organizations, trusts or other bodies corporate nominated by any such person.

  •
  To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

  •
  To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

  •
  To make or receive gifts by way of capital contribution or otherwise.

Authorized Share Capital

        Our authorized share capital is €40,000, divided into 40,000 deferred ordinary shares with a nominal value of €1.00 per share, and $7,000,000, divided into 600,000,000 ordinary shares with a nominal value of $0.01 per share and 100,000,000 preferred shares with a nominal value of $0.01 per share.

        The authorized and issued share capital includes 40,000 deferred ordinary shares, which are required in order to satisfy statutory minimum capital requirements of an Irish public limited company. The holders of the deferred ordinary shares are not entitled to receive any dividend or distribution, to attend, speak or vote at any general meeting, and have no effective rights to participate in the assets of our Company.

        We may issue shares subject to the maximum authorized share capital contained in our Articles. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an "ordinary resolution." Our authorized share capital may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by our shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by shareholders by an ordinary resolution. Accordingly, our Articles authorize our board of directors to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of the adoption of our Articles on September 9, 2015. The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition transactions or opportunities.

        Under our Articles, our board of directors is authorized to issue preferred shares on a non-pre-emptive basis, with discretion as to the terms attaching to the preferred shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation. As described in the preceding paragraph, this authority extends until five years from the date of the adoption of our Articles on September 9, 2015, at which time it will expire unless renewed by our shareholders.

        Notwithstanding this authority, under the Irish Takeover Rules our board of directors would not be permitted to issue any of our shares, including preferred shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by our shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of our shares carrying voting rights; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

        While we do not have any current specific plans, arrangements or understandings, written or oral, to issue any preferred shares for any purpose, we are continually evaluating our financial position and analyzing the possible benefits of issuing additional debt securities, equity securities, convertible securities or a combination thereof in connection with, among other things: (i) repaying indebtedness; (ii) financing acquisitions; or (iii) strengthening our balance sheet. The availability of preferred shares gives us flexibility to respond to future capital raising, financing and acquisition needs and opportunities without the delay and expense associated with holding an extraordinary general meeting of our shareholders to obtain further shareholder approval.

        The rights and restrictions to which the ordinary shares will be subject are prescribed in our memorandum of association and Articles. Our Articles permit our board of directors, without shareholder approval, to determine the terms of any preferred shares that we may issue. Our board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

        Irish law does not recognize fractional shares held of record. Accordingly, our Articles do not provide for the issuance of fractional ordinary shares, and our official Irish share register will not reflect any fractional shares.

Development of Share Capital

        As of September 30, 2016, our fully paid, issued and outstanding share capital was 21,205,382 ordinary shares and 40,000 deferred shares. As of January 12, 2017, our fully paid, issued and outstanding share capital was 35,335,026 ordinary shares and 40,000 deferred shares. The development of our share capital since January 1, 2016 is set forth in the table below. As of January 1, 2016 our fully paid, issued and outstanding share capital was 35,335,026 ordinary shares and 40,000 deferred shares.

Date	Share Capital Before the Transaction	Transaction	Share Capital After the Transaction	Price per Ordinary Share
December 28, 2016	21,205,382 ordinary shares and 40,000 deferred shares	Private Placement with 2016 Investors	35,205,382 ordinary shares and 40,000 deferred shares	$2.50
December 28, 2016	35,205,382 ordinary shares and 40,000 deferred shares	Option Exercise	35,335,026 ordinary shares and 40,000 deferred shares	$1.32

Preemption Rights, Share Warrants and Share Options

        Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in our Articles as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, our Articles provide that this opt-out will lapse five years after the adoption of Strongbridge Biopharma plc's current Articles on September 9, 2015. A special resolution requires not less than 75% of the votes of our shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Strongbridge pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

Issuance of Warrants and Options

        Our Articles provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, our board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as it deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as our board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. We are subject to the rules of NASDAQ and the Irish Companies Act, which require shareholder approval of certain equity plan and share issuances. Our board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization, up to the relevant authorized share capital limit.

Dividends

        Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital.

        The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our "relevant financial statements." The "relevant financial statements" will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a "true and fair view" of our unconsolidated financial position and accord with accepted accounting practice.

        The mechanism as to who declares a dividend and when a dividend shall become payable is governed by our Articles. Our Articles authorize our board of directors to declare dividends without shareholder approval to the extent they appear justified by profits lawfully available for distribution. Our board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Our board of directors may direct that the payment be made by distribution of assets, shares or cash, and no dividend issued may exceed the amount recommended by our board of directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

        Our board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our ordinary shares.

        Our board of directors may also authorize us to issue shares with preferred rights to participate in dividends we declare. The holders of preferred shares may, depending on their terms, rank senior to the ordinary shares in terms of dividend rights or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

        For information about the Irish tax issues relating to dividend payments, please see the section of this prospectus titled "Taxation—Irish Tax Considerations—Irish Dividend Withholding Tax."

Bonus Shares

        Under our Articles, our board of directors may resolve to capitalize any amount credited to any reserve, including our undenominated capital, or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Share Repurchases and Redemptions

Overview

        Our Articles provide that any ordinary share that we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described under "—Repurchases and Redemptions." If our Articles did not contain such provision, repurchases by us would be subject to many of the same rules that apply to purchases of ordinary shares by subsidiaries described under "—Purchases by Subsidiaries," including the shareholder approval requirements described below, and the requirement that any purchases on market be effected on a "recognized stock exchange," which, for purposes of the Irish Companies Act, includes NASDAQ.

        Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our ordinary shares, we are referring to the redemption of our ordinary shares or the purchase of our ordinary shares by a subsidiary of us, in each case in accordance with our Articles and Irish law as described below.

Repurchases and Redemptions

        Under Irish law, subject to the conditions summarized below, a company may issue redeemable shares and may only redeem them out of distributable reserves or the proceeds of a new issue of ordinary shares for that purpose. As described in "Dividend Policy," we do not expect to have any distributable reserves for the foreseeable future. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of our Articles described above, shareholder approval will not be required to redeem our ordinary shares.

        We may also be given an additional general authority to purchase our own shares on market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

        Our board of directors may also issue preferred shares, which may be redeemed at the option of either us or the shareholder, depending on the terms of such preferred shares. Please see "—Authorized Share Capital" above for additional information on preferred shares.

        Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

        Under Irish law, an Irish or non-Irish subsidiary may purchase our ordinary shares either on market or off market. For one of our subsidiaries to make purchases on market of our ordinary shares, the shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of our ordinary shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

        In order for one of our subsidiaries to make an on market purchase of our ordinary shares, such shares must be purchased on a "recognized stock exchange." NASDAQ is specified as a recognized stock exchange for this purpose by Irish law.

        The number of ordinary shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds any of our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

        Our Articles provide that we will have a first and paramount lien on every share that is not a fully paid share for all amounts payable at a fixed time or called in respect of that share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are customary in the articles of association of an Irish public company limited by shares such as our company and will only be applicable to shares that have not been fully paid.

Consolidation and Division; Subdivision

        Under our Articles, we may, by ordinary resolution, consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares or subdivide our shares into smaller amounts than are fixed by our Articles.

Reduction of Share Capital

        We may, by ordinary resolution, reduce our authorized share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

General Meetings of Shareholders

        We are required to hold an annual general meeting within eighteen months of incorporation (our first annual general meeting was held in Dublin, Ireland on May 12, 2016) and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following our first annual general meeting, no more than nine months after our fiscal year-end.

        Our extraordinary general meetings may be convened by (i) our board of directors, (ii) on requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights or (iii) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

        Notice of a general meeting must be given to all our shareholders and to our auditors. Our Articles provide that the maximum notice period is 60 days. The minimum notice periods are 21 days' notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of our auditors and all of our shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, our Articles include provisions reflecting these requirements of Irish law.

        In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of this requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

        The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements, the report of the directors, the report of the auditors on those statements and that report and a review by the members of our affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by the shareholders.

        Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

        Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

        If our directors become aware that our net assets are half or less of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Quorum for General Meetings

        The presence, in person or by proxy, of the holders of our ordinary shares outstanding which entitle the holders to a majority of our voting power constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. Our board of directors has no authority to waive quorum requirements stipulated in our Articles. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Adjournment of Shareholder Meetings

        Our Articles provide that if a quorum is not present, the meeting shall be adjourned and we shall notify shareholders in accordance with the usual notice requirements (as set out in "—Differences in Corporate Law Between Ireland and the State of Delaware—Record Date; Notice Provisions for Meetings of Shareholders") in the event that such meeting is to be reconvened.

Voting

        Under our Articles, each holder of our ordinary shares is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. The holders of our deferred ordinary shares are not entitled to a vote. We may not exercise any voting rights in respect of any shares held as treasury shares. Any shares held by our subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares.

        Irish law distinguishes between "ordinary business" and "special business." Most business that is transacted at a general meeting is deemed "special" with the exception of declaring a dividend, the consideration of the statutory financial statements and the reports of the directors and auditors thereon, the review by the shareholders of the company's affairs, the fixing of the remuneration of auditors and the election of directors, all of which are deemed to be "ordinary business."

        Our Articles provide that, except for the election of directors and where a greater majority is required by the Irish Companies Act (such as any matters that require special resolutions of the shareholders) as described below, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast.

        All resolutions proposed at our general meetings will be decided on a poll. Every shareholder entitled to vote has one vote for each share held unless otherwise provided in our Articles. Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in accordance with our Articles. Our Articles permit the appointment of proxies by our shareholders to be notified to us electronically, when permitted by our directors.

        In accordance with our Articles, our board of directors may from time to time authorize us to issue preference shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred share. For example, they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares. Treasury shares or our shares held by our subsidiaries will not be entitled to be voted at general meetings of shareholders.

        Irish law requires special resolutions of our shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

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  amending our objects or memorandum of association;

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  amending our Articles;

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  approving a change of our name;

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  authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

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  opting out of preemption rights on the issuance of new shares;

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  re-registering us from a public limited company to a private company;

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  variation of class rights attaching to classes of shares (where our memorandum and articles of association do not provide otherwise);

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  purchase of our ordinary shares off market;

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  reduction of issued share capital;

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  sanctioning a compromise or scheme of arrangement with creditors or shareholders;

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  resolving that we be wound up by the Irish courts;

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  resolving in favor of a shareholders' voluntary winding-up; and

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  setting the re-issue price of treasury shares.

Action by Written Consent

        Our Articles provide that shareholder resolutions are to be adopted by way of poll at meetings and shareholders are not permitted to pass resolutions by unanimous written consent.

Variation of Rights Attaching to a Class or Series of Shares

        Under our Articles and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by a special resolution of our shareholders of the affected class or with the consent in writing of the holders of 75% of all the votes of that class of shares.

Inspection of Books and Records

        Under Irish law, shareholders have the right to (1) receive a copy of our Articles, (2) inspect and obtain copies of the minutes of general meetings and resolutions, (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors' interests and other statutory registers maintained by us, (4) receive copies of statutory financial statements (or summary financial statements, where applicable) and directors' and auditors' reports that have previously been sent to shareholders prior to an annual general meeting and (5) receive financial statements of any our subsidiaries that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors' report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at our annual general meeting.

Acquisitions

        An Irish public limited company may be acquired in a number of ways, including:

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  a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

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  through a tender or takeover offer by a third party for all of our shares. Where the holders of 80% or more of our ordinary shares have accepted an offer for their shares in our company, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise this "squeeze out" right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If our shares were to be listed on the main securities market of the Irish Stock Exchange or another regulated stock exchange in the European Union, or EU, this threshold would be increased to 90%; and

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  it is also possible for us to be acquired by way of a merger with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a merger must be approved by a special resolution. If we are being merged with another EU company under the EU Cross-Border Mergers Directive 2005/56/EC and the consideration payable to our shareholders is not all in the form of cash, our shareholders may be entitled to require their shares to be acquired at fair value.

        Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company's property and assets. However, our Articles provide that an affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of our property or assets.

Appraisal Rights

        Generally, under Irish law, shareholders of an Irish company do not have dissenters' or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008, as amended, governing the merger of an Irish company limited by shares such as our company and a company incorporated in the European Economic Area, a shareholder (1) who voted against the special resolution approving the merger or (2) of a company in which 90% of the shares are held by the other party to the merger has the right to request in certain circumstances that the successor company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Corporate Governance

        Our Articles allocate authority over our day-to-day management to our board of directors. Our board of directors may then delegate our management to committees of our board of directors, consisting of one or more members of our board of directors, or to our executive officers, although our board of directors will remain responsible, as a matter of Irish law, for the proper management of our affairs. The proceedings of committees are governed by the Articles regulating the proceedings of directors. A vote at any committee meeting will be determined by a majority of votes of the members present.

        Our board of directors has a standing audit committee, a compensation committee and a nomination and governance committee. We have also adopted corporate governance policies, including a code of conduct and an insider trading policy.

        Our corporate governance guidelines and general approach to corporate governance as reflected in our memorandum and articles of associations and our internal policies and procedures comply with applicable federal securities laws and regulations and NASDAQ requirements, though the standards applicable to us as a foreign private issuer are generally less restrictive than those applicable to U.S. companies. Although we are an Irish public limited company, we are not be subject to the listing rules of the Irish Stock Exchange or the listing rules of the U.K. Listing Authority and we are therefore not subject to, nor will we adopt, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards applied by us and the U.K. Corporate Governance Code and other Irish/U.K. governance standards or guidelines, there are differences, in particular relating to the extent of the authorization to issue share capital and effect share repurchases that may be granted to our board and the criteria for determining the independence of our directors.

Directors

Number of Directors

        The Irish Companies Act provides for a minimum of two directors for public limited companies. Our Articles provide for a minimum of two directors and a maximum of 13. Our shareholders may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by ordinary resolution. Our board of directors determines the number of directors within the range of two to 13.

Election and Term of Office of Directors

        Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by shareholders.

        Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

        Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

Board Vacancies

        Any vacancy on our board of directors, including a vacancy resulting from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of preferred shares, any casual vacancy shall only be filled by the decision of a majority of our board of directors then in office, provided that a quorum is present and provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with our Articles as the maximum number of directors.

        Any director of a class of directors elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. A director retiring at a meeting shall retain office until the close or adjournment of the meeting.

Resignation, Removal and Disqualification of Directors

        The Irish Companies Act provide that, notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) which the director may have against us in respect of his or her removal.

        Our Articles also provide that the office of a director will also be vacated if the director is restricted or disqualified to act as a director under the Irish Companies Act; resigns his or her office by notice in writing to us or in writing offers to resign and the directors resolve to accept such offer; or is requested to resign in writing by not less than 75% of the other directors.

Indemnification Agreements

        To the fullest extent permitted by Irish law, our Articles contain indemnification for the benefit of our directors, company secretary and executive officers. However, as to our directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the company and the director or company secretary. This restriction does not apply to our executive officers who are not directors, our company secretary or other persons who would be considered "officers" within the meaning of the Irish Companies Act.

        We are permitted under our Articles and the Irish Companies Act to take out directors' and officers' liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we expect to purchase and maintain customary directors' and officers' liability insurance and other types of comparable insurance.

        We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Articles. These agreements, among other things, provide that we will to the extent permitted under our Articles and the Irish Companies Act indemnify and provide expense advancement for our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

        The indemnification provisions in our Articles may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Legal Name; Formation; Fiscal Year; Registered Office

        Our fiscal year ends on December 31 and our registered address is Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland.

Duration; Dissolution; Rights Upon Liquidation

        The duration of our company will be unlimited. We may be dissolved and wound up at any time by way of a shareholders' voluntary winding up or a creditors' winding up. In the case of a shareholders' voluntary winding up, a special resolution of shareholders is required. Our company may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure if we have failed to file certain returns. We may also be dissolved by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

        If our Articles contain no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to our shareholders in proportion to the paid-up nominal value of the shares held. Our Articles provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

        Holders of our ordinary shares will not have the right to require us to issue certificates for their shares.

No Sinking Fund

        Our ordinary shares do not have sinking fund provisions.

Transfer and Registration of Shares

        Our transfer agent will maintain the share register, registration in which will be determinative of ownership of our ordinary shares. A shareholder of our company who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.

        A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (1) from a person who holds such shares directly to any other person, (2) from a person who holds such shares beneficially but not directly to a person who holds such shares directly, or (3) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into or out of his or her own broker account. Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares outside of DTC may transfer those shares into DTC without giving rise to Irish stamp duty provided that (a) there is no change in beneficial ownership of the shares and (b) at the time of the transfer into or out of DTC there is no agreement in place for the sale of the shares by the beneficial owner to a third party.

        Any transfer of our ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped, the stamp duty thereon is paid by one of the parties and the instrument is provided to the transfer agent. We, in our absolute discretion and insofar as the Irish Companies Act or any other applicable law permits, may, or may procure that we or a subsidiary of our company shall, pay Irish stamp duty arising on a transfer of our ordinary shares on behalf of the transferee of such ordinary shares. If stamp duty resulting from the transfer of such ordinary shares which would otherwise be payable by the transferee is paid by our company or any subsidiary of our company on behalf of the transferee, then in those circumstances, we intend to, on our behalf or on behalf of our subsidiary, take one or a combination of the following actions: (1) require the transferee to pay to us or a subsidiary of our company the amount of such stamp duty and refuse to register such transfer until that amount is paid, (2) seek reimbursement of the stamp duty from the transferee, (3) set-off the stamp duty against any dividends payable to the transferee of those ordinary shares and (4) claim a first and permanent lien on the ordinary shares on which stamp duty has been paid by us or our subsidiary for the amount of stamp duty paid. Our lien shall extend to all dividends paid on those ordinary shares. Our Articles delegate authority to our company secretary (or his or her nominee) to execute an instrument of transfer on behalf of a transferring party.

        In order to help ensure that the official share register is regularly updated to reflect trading of our ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty, subject to the reimbursement and set-off rights described above. In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with the transfer and that we will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped to the extent required and then provide it to our transfer agent, the buyer will be registered as the legal owner of the relevant shares on our official Irish share register, subject to the suspension right described below.

        Our directors have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of shares only. Our directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

Differences in Corporate Law Between Ireland and the State of Delaware

        As a public limited company incorporated under the laws of Ireland, the rights of our shareholders are governed by applicable Irish law, including the Irish Companies Act, and not by the law of any U.S. state. As a result, our directors and shareholders are subject to different responsibilities, rights and privileges than are applicable to directors and shareholders of U.S. corporations. We have set below a summary of the differences between the provisions of the Irish Companies Act applicable to us and the Delaware General Corporation Law relating to stockholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Irish law, Delaware law and our Articles. Before investing, you should consult your legal advisor regarding the impact of Irish corporate law on your specific circumstances and reasons for investing. The summary below does not include a description of rights or obligations under the U.S. federal securities laws or NASDAQ listing requirements. You are also urged to carefully read the relevant provisions of the Delaware General Corporation Law and the Irish Companies Act for a more complete understanding of the differences between Delaware and Irish law.

	Delaware	Ireland
Authorized Capital	Under Delaware law, the board of directors without stockholder approval may approve the issuance of authorized but unissued shares of capital stock that are not otherwise committed for issuance.	Our authorised share capital may be increased or reduced, but not below the number of issued ordinary shares or preferred shares, as applicable, by a simple majority of the votes cast at a general meeting, referred to under Irish law as an "ordinary resolution."

Under Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Accordingly, our Articles authorize our board of directors to issue new preferred shares without shareholder approval for a period of five years from the date of the adoption of our Articles.

The rights and restrictions to which our ordinary shares are subject is prescribed in our Articles. Our Articles entitle our board of directors, without shareholder approval, to determine the terms of any preferred shares issued. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as our directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any other class or classes, depending on the terms of such preferred shares.

	Delaware	Ireland
Reduction of Capital

Under Delaware law, a corporation, by an affirmative vote of a majority of the board of directors, may reduce its capital by reducing or eliminating the capital represented by shares of capital stock which have been retired, by applying to an already authorized purchase redemption, conversion or exchange of outstanding shares of its capital stock some or all of the capital represented by shares being purchased, redeemed, converted or exchanged or any capital that has not been allocated to any particular class of capital stock or by transferring to surplus capital some or all of the capital not represented by any particular class of its capital stock or the capital associated with certain issued shares of its par value capital stock. No reduction of capital may be made unless the assets of the corporation remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been otherwise provided.

A company may, by ordinary resolution, reduce its authorized share capital in any way. A company also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Irish Companies Act.

Preemption Rights; Consideration for Shares

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such shares adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation's capital stock.

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in our Articles as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, our Articles provide that this opt-out will lapse five years after the adoption of our current Articles on September 9, 2015. A special resolution requires not less than 75% of the votes of our shareholders cast at a general meeting. If this opt-out is not renewed, shares issued for cash must be offered to our pre-existing shareholders pro rata to their existing shareholding before the shares can be issued to any new shareholders. Statutory preemption rights do not apply (1) where shares are issued for non-cash consideration, such as in a share-for-share acquisition, (2) to the issue of non-equity shares, that is, shares that have the right to participate only up to a specified amount in any income or capital distribution, or (3) where shares are issued pursuant to an employee share option or similar equity plan.

	Delaware	Ireland

Under Irish law, a company is prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Act.

Dividends, Distributions, Repurchases and Redemptions

Dividends and Distributions

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, directors may declare and pay dividends upon its capital stock either (1) out of its surplus or (2) if the corporation does not have surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

The excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital is surplus. Net assets means the amount by which total assets exceed total liabilities.

Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

Dividends and Distributions

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of a company are equal to, or in excess of, the aggregate of that company's called up share capital plus undistributable reserves and the distribution does not reduce that company's net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which a company's accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed that company's accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital.

The determination as to whether or not a company has sufficient distributable reserves to fund a dividend must be made by reference to the "relevant financial statements" of that company. The "relevant financial statements" will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a "true and fair view" of a company's unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

Delaware	Ireland
Share Repurchases and Redemptions	Share Repurchases and Redemptions

Under Delaware law, any stock of any class or series may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of a specified event; provided however, that immediately following any such redemption the corporation must have outstanding one or more shares of one or more classes or series of stock, which share, or shares together, have full voting powers.

Any stock which may be made redeemable may be redeemed for cash, property or rights, including securities of the same or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

Every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation may: (1) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation other than a non-stock corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its shares, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced; (2) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or (3) redeem any of its shares, unless their redemption is authorized by Delaware law and then only in accordance with its certificate of incorporation.

Our Articles provide that any ordinary share that we agree to acquire shall be deemed to be a redeemable share. Accordingly, for purposes of Irish law, the repurchase of ordinary shares by us may technically be effected as a redemption.

Under Irish law, we may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption.

We may also be given authority to purchase our shares on a recognized stock exchange such as the NASDAQ or off market purchases with such authority to be given by our shareholders at a general meeting, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries.

Our board of directors may also issue preferred shares, which may be redeemed at the option of either us or the shareholder, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be canceled by us or re-issued subject to certain conditions.

Delaware	Ireland
Purchases by Subsidiaries	Purchases by Subsidiaries

Under Delaware law, shares of a corporation's capital stock may be acquired by subsidiaries of that corporation without stockholder approval. Such capital stock owned by a majority owned subsidiary are neither entitled to vote nor counted as outstanding for quorum purposes.

Under Irish law, a company's subsidiaries may purchase shares of that company either on market on a recognized stock exchange such as NASDAQ or off market.

For one of our subsidiaries to make on market purchases of our ordinary shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of our ordinary shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds our shares, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of our ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

	Delaware	Ireland
Election of Directors

Under Delaware law, a corporation must have at least one director. The number of directors of a corporation is fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made by amendment of the certificate of incorporation. Delaware law does not contain specific provisions requiring a majority of independent directors.

Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by shareholders.

Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

Registration, Removal and Disqualification of Directors

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, except: (1) in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause; and (2) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director can be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Under the Irish Companies Act and notwithstanding anything contained in our Articles or in any agreement between us and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days' notice and at which the director is entitled to be heard. Because of this provision of the Irish Companies Act, our Articles provide that we may, by ordinary resolution, remove any director before the expiration of his period of office notwithstanding anything in any agreement between us and the removed director. The power of removal is without prejudice to any claim for damages for breach of contract, e.g., employment contract, that the director may have against us in respect of his or her removal. Our Articles also provide that the office of a director will also be vacated if the director is restricted or disqualified to act as a director under the Acts; resigns his or her office by notice in writing to us or in writing offers to resign and the directors resolve to accept such offer; or is requested to resign in writing by not less than 75% of the other directors.

Quorum of the Board of Directors

The quorum necessary for transaction of business by the board of directors shall consist of a majority of the total number of directors unless the certificate of incorporation or bylaws require a greater number.

The quorum necessary for transaction of business by our board of directors may be a majority of the directors in office at the time when the meeting is convened.

	Delaware	Ireland
Duties of Directors

Under Delaware law, a company's directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the "business judgment rule." If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Notwithstanding the foregoing, Delaware courts may subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Our directors have certain statutory and fiduciary duties. All of our directors have equal and overall responsibility for the management of our company, although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and it is likely that more will be expected of them in compliance with their duties than non-executive directors. The principal fiduciary duties of directors are stated in section 228 of the Irish Companies Act and include the duties of good faith and exercising due care and skill. Directors' statutory duties also include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed and the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. For public limited companies like us, directors are under a specific duty to ensure that the secretary is a person with the requisite knowledge and experience to discharge the role.

Under Irish law, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (1) other directors, officers or employees of the company whom the director reasonably believes to be reliable and competent in the matters prepared or presented, (2) legal counsel, public accountants or other persons as to matters the director reasonably believes are within their professional or expert competence, or (3) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

	Delaware	Ireland
Conflicts of Interest of Directors

Under Delaware law, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (1) the material facts with respect to such interested director's relationship or interest in the contract or transaction are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) the material facts with respect to such interested director's relationship or interest in the contract or transaction are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (3) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or proposed contract with a company are required to declare the nature of their interest at a meeting of the directors of that company. A company is required to maintain a register of declared interests, which must be available for shareholder inspection.

Our Articles provide that a director must declare any interest he or she may have in a contract with us at a meeting of our board of directors in accordance with the Irish Companies Act.

Our Articles provide that a director may vote in respect of any contract, appointment or arrangement in which he is interested, and he shall be counted in the quorum present at the meeting. Under our Articles, a director may be a director of, other officer of, or otherwise interested in, any company promoted by us or in which we are interested, and such director will not be accountable to us for any compensation or other benefit received from such employment or other interest. Our Articles further provide that (1) no director will be prevented from contracting with us because of his or her position as a director, (2) any contract entered into between a director and us will not be subject to avoidance, and (3) no director will be liable to account to us for any profits realized by virtue of any contract between such director and us because the director holds such office or the fiduciary relationship established thereby.

	Delaware	Ireland
Indemnification of Officers and Directors

Delaware law permits a corporation to indemnify, and to advance expenses to, officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that they had no reasonable cause to believe was unlawful.

Irish law permits indemnification for the benefit of a company's directors and executive officers. However, as to directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the company and the director or company secretary. This restriction does not apply to executive officers who are not directors, the company secretary or other persons who are considered "officers" within the meaning of the Irish Companies Act.

Our Articles also contain indemnification and expense advancement provisions for current or former executives who are not directors or our company secretary.

Our directors may, on a case-by-case basis, decide at their discretion that it is in our best interests to indemnify an individual director from any liability arising from his or her position as a director of us. However, this discretion must be exercised bona fide in our best interests as a whole. Any such indemnity will be limited in the manner described in the foregoing paragraphs.

We are permitted under our Articles and the Irish Companies Act to take out directors' and officers' liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we expect to purchase and maintain customary directors' and officers' liability insurance and other types of comparable insurance.

Delaware	Ireland

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Articles. These agreements, among other things, provide that we will to the extent permitted under our Articles and the Irish Companies Act indemnify and provide expense advancement for our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification. The indemnification provisions in our Articles may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

	Delaware	Ireland
Limitation on Director Liability

Under Delaware law, a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director. However, a corporation may not limit or eliminate the personal liability of a director for: (1) any breach of the director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law; (3) intentional or negligent payments of unlawful dividends or unlawful share purchases or redemptions; or (4) any transaction in which the director derives an improper personal benefit.

Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action the shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of his or her duties to that company.

General Meetings of Shareholders

Under Delaware law, an annual meeting of stockholders is required. Any stockholder or director may apply to the Delaware Chancery Court for an order for a corporation to hold an annual meeting if the corporation has failed to hold an annual meeting for a period of 13 months after its last annual meeting.

We are required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following our first annual general meeting, no more than nine months after our fiscal year-end.

Our extraordinary general meetings may be convened by (1) our board of directors, (2) on requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights or (3) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

Notice of a general meeting must be given to all our shareholders and to our auditors. Our Articles provide that the maximum notice period is 60 days. The minimum notice periods are 21 days' notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of our auditors and all of our shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, our Articles include provisions reflecting these requirements of Irish law.

Delaware	Ireland

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements, the report of the directors, the report of the auditors on these statements and that report and a review by the members of our affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by shareholders.

Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

	Delaware	Ireland

If our directors become aware that our net assets are half or less of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Advance Notice Provisions	As may be set by the corporation's bylaws.

Our Articles provide that (a) with respect to an annual general meeting of shareholders, nominations of persons for election to the board of directors and the proposal of business to be considered by shareholders may be made only pursuant to our notice of meeting; by our board of directors; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for our Articles, and (b) with respect to an extraordinary general meeting of shareholders, nominations of persons for election to our board of directors and the proposal of business to be considered by shareholders may be made only pursuant to our notice of meeting; by our board of directors; by any shareholders pursuant to the valid exercise of the power granted under the Irish Companies Act; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for in our Articles.

In order to comply with the advance notice procedures of our Articles, a shareholder must give written notice to our Secretary on a timely basis. To be timely for an annual general meeting, notice must be delivered, or mailed and received, at least 120 days in advance of the first anniversary of the date that we released the proxy statement for the preceding year's annual general meeting, subject to certain exceptions. To be timely for an extraordinary general meeting, notice must be delivered, or mailed and received, by the later of (1) 120 days in advance of the meeting or (2) the date that is 10 days after the date of the first public announcement of the date of the meeting. For nominations to our board of directors, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors and such other information as we may reasonably require to determine the eligibility of the proposed nominee.

	Delaware	Ireland

For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder's holdings of our shares.

In addition, the Irish Companies Act provides that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described below under "—Special/Extraordinary Shareholder Meetings." The chairman of the meeting may refuse to transact any business or may disregard nomination of any person if a shareholder fails to comply with the foregoing procedures.

Proxy

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Under the Irish Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy, but no such proxy shall be voted or acted upon at any subsequent meeting, unless the proxy expressly provides for this.

Special/Extraordinary General Meetings

Under Delaware law, special meetings of stockholders may be called by the board of directors or by such other person or persons authorized to do so by the corporation's certificate of incorporation or bylaws. At a special meeting, only the business set forth in the notice of meeting may be conducted.

Extraordinary general meetings may be convened (1) by our board of directors, (2) on requisition of our shareholders holding not less than 10% of the paid up share capital of our carrying voting rights, (3) on requisition of our auditors, or (4) in exceptional cases, by order of a court. Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions of our company as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

	Delaware	Ireland

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

Under Irish law, if our board of directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, it must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that our directors learn of this fact to consider how to address the situation.

Record Date; Notice Provisions for Meetings of Shareholders

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws or under other portions of Delaware law, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and must specify the place, if any, date, hour, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.

Our Articles provide that our directors may, from time to time, fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting, but that such record date shall be not more than 80 nor less than 10 days before the date of such meeting. Our Articles provide that if no record date is fixed by our directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given.

Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our Articles provide that the maximum notice period is 60 days. The minimum notice period is 21 days' notice in writing for an annual general meeting.

	Delaware	Ireland
Shareholder Quorum Voting Rights	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Under our Articles, each holder of our ordinary shares is entitled to one vote for each of ordinary share that he or she holds as of the record date for the meeting. The holders of our deferred ordinary shares are not entitled to a vote. We may not exercise any voting rights in respect of any shares held as treasury shares. Any shares held by our subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares. Irish law distinguishes between "ordinary business" and "special business." Most business that is transacted at a general meeting is deemed "special" with the exception of declaring a dividend, the consideration of the statutory financial statements and the reports of the directors and auditors thereon, the review by the shareholders of the company's affairs, the fixing of the remuneration of auditors and the election of directors, all of which are deemed to be "ordinary business."

Our Articles provide that, except where a greater majority is required by the Irish Companies Act (such as any matters that require special resolutions of the shareholders) as described below, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast. All resolutions proposed at our general meetings will be decided on a poll. Every shareholder entitled to vote has one vote for each share held unless otherwise provided in our Articles. Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in accordance with our Articles. Our Articles permit the appointment of proxies by our shareholders to be notified to us electronically, when permitted by our directors. Abstentions, including persons indicating a vote to be withheld, blank votes and broker non-votes will not be counted for the purposes of establishing the number of votes cast for the purposes of determining whether an ordinary resolution (requiring a simple majority of votes cast) or a special resolution (requiring the support of 75%) has been approved.

	Delaware	Ireland
Treasury shares will not be entitled to vote at general meetings of shareholders.
Action by Written Consent

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent to the action is signed by stockholders holding at least a majority of the voting power. If a different proportion of voting power is required for an action at a meeting, then that proportion of written consents is also required.

Our Articles provide that shareholder resolutions are to be adopted by way of poll at meetings and shareholders are not permitted to pass resolutions by unanimous written consent.
Derivative or Other Suits

Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf if a wrong committed against us would otherwise go unredressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (1) that a company is entitled to the relief claimed and (2) that the action falls within one of the five exceptions derived from case law, as follows:

•

where an ultra vires or illegal act is perpetrated;

•

where more than a bare majority is required to ratify the "wrong" complained of;

•

where the shareholders' personal rights are infringed;

•

where a fraud has been perpetrated upon a minority by those in control; and

•

where the justice of the case requires a minority to be permitted to institute proceedings.

Irish law also permits shareholders of a company to bring proceedings against that company where its affairs are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. The court can grant any relief it sees fit and the usual remedy is the purchase or transfer of the shares of any shareholder.

	Delaware	Ireland
Business Combinations with Interested Shareholders

Under Delaware law, with limited exceptions, a merger, consolidation or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon. However, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless, among other exceptions, such transactions are approved by the board of directors before such interested stockholder became such.

Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company's property and assets, however, our Articles provide that the affirmative vote of the holders of a majority of our outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of our property or assets.

Our Articles also include a provision similar to Section 203 of the DGCL, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

• our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

•

the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

A "business combination" is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An "interested shareholder" is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

	Delaware	Ireland
Appraisal Rights

Under Delaware law, holders of shares of any class or series of stock of a constituent corporation in a merger or consolidation have the right, in certain circumstances, to dissent from such merger or consolidation by demanding payment in cash for their shares equal to the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, as determined by a court in an action timely brought by the corporation or the dissenters. Delaware law grants dissenters appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock, regardless of the number of shares being issued. No appraisal rights are available for shares of any class or series of stock that are listed on a national securities exchange or held of record by more than 2,000 holders, unless the agreement of merger or consolidation requires the holders thereof to accept for such shares anything other than: shares of stock of the surviving corporation; shares of stock of another corporation, which shares of stock are either listed on a national securities exchange or held of record by more than 2,000 holders; cash in lieu of fractional shares of the stock described in the first two points above; or some combination of the above.

Generally, under Irish law, shareholders of an Irish company do not have dissenters' or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008, as amended, governing the merger of an Irish company limited by shares such as the company and a company incorporated in the EEA, a shareholder (1) who voted against the special resolution approving the merger or (2) of a company in which 90% of the shares are held by the other party to the merger, has the right in certain circumstances to request that the successor company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

In addition, appraisal rights are not available for stockholders of a surviving corporation in a merger if the merger did not require the vote of the stockholders of the surviving corporation.
Amendments of Constituent Documents

Under Delaware law, a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation.

Irish companies may only alter their memorandum and articles of association by a resolution of shareholders approved by 75% of the votes cast at a general meeting. An Irish company is not permitted to opt out of this requirement.

	Delaware	Ireland

The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. A majority of the outstanding shares entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class must vote in favor of the amendment.

The holders of the outstanding shares of a class must be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Dissolution and Winding Up

Upon the dissolution of a Delaware corporation, after satisfaction of the claims of creditors, the assets of that corporation would be distributed to stockholders in accordance with their respective interests, including any rights a holder of shares of preference shares may have to preferred distributions upon dissolution or liquidation of the corporation.

The rights of our shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our Articles or the terms of any preferred shares we issue from time to time. The holders of our preferred shares in particular may have the right to priority in the event of our dissolution or winding up. If our Articles contain no specific provisions in respect of dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to our shareholders in proportion to the paid-up nominal value of the shares held. Our Articles provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

	Delaware	Ireland

We may be dissolved and wound up at any time by way of a shareholders' voluntary winding up or a creditors' winding up. In the case of a shareholders' voluntary winding up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns. We may also be dissolved by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

Enforcement of Judgment Rendered by U.S. Court	A judgment for the payment of money rendered by a court in the United States based on civil liability generally would be enforceable elsewhere in the United States.

A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the U.S. judgment will be deemed to be enforceable in Ireland:

• the U.S. judgment must be for a definite sum;
• the U.S. judgment is not directly or indirectly for the payment of taxes or other charges of a like nature or a fine or other penalty, for example, punitive or exemplary damages;
• the U.S. judgment must be final and conclusive;
• the Irish proceedings were commenced within the relevant limitation period;
• the U.S. judgment must be provided by a court of competent jurisdiction, as determined by Irish law; and
• the U.S. judgment remains valid and enforceable in the U.S. court in which it was obtained.

An Irish court will also exercise its right to refuse judgment if the U.S. judgment was obtained by fraud, violated Irish public policy, is in breach of natural justice or is irreconcilable with an earlier foreign judgment.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

        Our Articles include a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

  •
  our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

  •
  upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

  •
  the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

        A "business combination" is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An "interested shareholder" is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

Irish Takeover Rules and Substantial Acquisition Rules

        A transaction in which a third party seeks to acquire 30% or more of our voting rights and any other acquisitions of our securities will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder, or the Irish Takeover Rules, and will be regulated by the Irish Takeover Panel. The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

        The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

  •
  in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

  •
  the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company's place of business;

  •
  a target company's board of directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

  •
  false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

  •
  a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

  •
  a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

  •
  a "substantial acquisition" of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

        Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

        If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must not be less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the "look back" period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

        If the bidder or any of its concert parties has acquired our ordinary shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of our total ordinary shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this Rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

        An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

        The Irish Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

        Under the Irish Takeover Rules, our board of directors is not permitted to take any action that might frustrate an offer for our shares once our board of directors has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as 1) the issue of shares, options, restricted share units or convertible securities, (2) material acquisitions or disposals, (3) entering into contracts other than in the ordinary course of business or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our board of directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

  •
  the action is approved by our shareholders at a general meeting; or

  •
  the Irish Takeover Panel has given its consent, where:

  •
  it is satisfied the action would not constitute frustrating action;

  •
  our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

  •
  the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which our board of directors considered the offer to be imminent; or

  •
  the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Shareholders' Rights Plan

        Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules and the General Principles underlying the Irish Takeover Rules. Our Articles allow our board of directors to adopt a shareholder rights plan upon such terms and conditions as our board of directors deems expedient and in the best interests of us, subject to applicable law.

        Subject to the Irish Takeover Rules, our board of directors also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine and any such action should be taken in our best interests. It is possible, however, that the terms and conditions of any issue of preference shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

Disclosure of Interests in Shares

        Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in three percent or more of our voting shares, or if as a result of a transaction a shareholder who was interested in three percent or more of our voting shares ceases to be so interested. Where a shareholder is interested in three percent or more of our voting shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder's interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder's interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder's rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

        In addition to these disclosure requirements, we, under the Irish Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our shares, to provide additional information, including the person's own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the Irish court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

  •
  any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

  •
  no voting rights shall be exercisable in respect of those shares;

  •
  no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

  •
  no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

        The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

        In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of one percent or more.

        Certain other provisions of Irish law or our Articles may be considered to have anti-takeover effects, including those described under the following captions: "—Authorized Share Capital" (regarding issuance of preference shares), "—Preemption Rights, Share Warrants and Share Options," "—Corporate Governance," "—Differences in Corporate Law Between Ireland and The State Of Delaware—Election of Directors," "—Differences in Corporate Law Between Ireland and The State Of Delaware—Removal of Directors," "—Differences in Corporate Law Between Ireland and The State of Delaware—Business Combinations with Interested Shareholders," "—Differences in Corporate Law Between Ireland and The State Of Delaware—Amendments of Constituent Documents," "—Differences in Corporate Law Between Ireland and The State Of Delaware—Advance Notice Provisions," and "—Differences in Corporate Law Between Ireland and The State Of Delaware—Special/Extraordinary General Meetings."

Limitations on the Right to Own Securities

        Neither Irish law nor our Articles impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Listing

        Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol "SBBP."

Transfer Agent and Registrar

        The transfer agent and registrar for our ordinary shares is Computershare, Inc. The transfer agent and registrar's address is 250 Royall Street, Canton, MA 02021.

Material Contracts

        For a description of our material contracts, see our 2016 Annual Report on Form 20-F filed with the SEC on March 24, 2016, the Form 6-K filed on May 17, 2016 and the Forms 6-K filed on December 30, 2016, all of which are incorporated by reference into this prospectus.

 TAXATION

        The following summary contains a description of the material Irish and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Ireland and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Irish Tax Considerations

Scope of Discussion

        The following is a summary of the material Irish tax considerations applicable to certain investors who are the beneficial owners of our ordinary shares. This summary is based on existing Irish tax law and our understanding of the practices of the Irish Revenue Commissioners as of the date of this prospectus. Legislative, administrative or judicial changes may modify the tax consequences described in this summary, possibly with retroactive effect. Furthermore, we can provide no assurances that the tax consequences contained in this summary will not be challenged by the Irish Revenue Commissioners or will be sustained by an Irish court if they were to be challenged.

        This summary does not constitute tax advice and is intended only as a general guide. This summary is not exhaustive and shareholders should consult their own tax advisers about the Irish tax consequences (and the tax consequences under the laws of other relevant jurisdictions), which may arise as a result of being a shareholder in our company including the acquisition, ownership and disposition of our ordinary shares. Furthermore, this summary applies only to shareholders who will hold our ordinary shares beneficially as capital assets and does not apply to all categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes, pension funds or shareholders who have, or who are deemed to have, acquired their shares by virtue of an office or employment performed or carried on in Ireland.

Irish Tax on Chargeable Gains

Non-Resident Shareholders

        Shareholders who are not resident or ordinarily resident in Ireland for Irish tax purposes should not be liable to Irish tax on chargeable gains realized on a disposal of our ordinary shares unless such shares are used, held or acquired for the purpose of a trade or business carried on by such a shareholder in Ireland through a branch or an agency.

        A shareholder who is an individual and who is temporarily a non-resident in Ireland may, under Irish anti-avoidance legislation, still be liable to Irish tax on any chargeable gain realized on a disposal of our ordinary shares during the period in which the individual is non-resident.

Irish Dividend Withholding Tax

        Our company does not anticipate paying dividends for the foreseeable future. However, if in the future we were to pay a dividend or make a distribution to our shareholders, that distribution may be subject to dividend withholding tax, or DWT, at the standard rate of Irish income tax (currently 20%) unless one of the exemptions described below applies.

        For DWT purposes, a dividend includes any distribution made to shareholders, including cash dividends, non-cash dividends and any additional shares taken in lieu of a cash dividend. We are responsible for withholding DWT at source in respect of the distributions made and remitting the tax withheld to the Irish Revenue Commissioners.

  General Exemptions

        Certain shareholders, both individual and corporate, are entitled to an exemption from DWT. In particular, dividends paid to a non-Irish resident shareholder will not be subject to DWT where the shareholder is beneficially entitled to the dividend and is:

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  an individual shareholder resident for tax purposes in a "relevant territory" and the individual is neither resident nor ordinarily resident in Ireland;

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  a corporate shareholder that is resident for tax purposes in a "relevant territory," but is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

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  a corporate shareholder that is not resident for tax purposes in Ireland and that is ultimately controlled, directly or indirectly, by persons resident in a "relevant territory;"

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  a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares, or those of its 75% parent, is substantially and regularly traded on a recognized share exchange in a "relevant territory" or on such other share exchange as may be approved by the Irish Minister for Finance; or

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  a corporate shareholder that is not resident for tax purposes in Ireland and is wholly-owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized share exchange in a "relevant territory" or on such other share exchange as may be approved by the Irish Minister for Finance;

and provided, in all cases noted above (but subject to "Shares Held by U.S. Resident Shareholders" below), Strongbridge Biopharma plc or, in respect of Strongbridge Biopharma plc shares held through DTC, any qualifying intermediary appointed by Strongbridge Biopharma plc, has received from the shareholder, where required, the relevant DWT Forms prior to the payment of the dividend. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the Strongbridge Biopharma plc shareholder where required should furnish the relevant DWT Form to:

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  its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by Strongbridge Biopharma plc) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker) if its shares are held through DTC; or

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  Strongbridge Biopharma plc's transfer agent at least seven business days before the record date for the dividend if its shares are held outside of DTC.

        A list of "relevant territories" for the purposes of DWT, as of the date of this prospectus, is set forth below and this list is subject to change:

Albania	Czech Republic	Italy	Netherlands	Slovenia
Armenia	Denmark	Japan	New Zealand	South Africa
Australia	Egypt	Republic of Korea	Norway	Spain
Austria	Estonia	Kuwait	Pakistan	Sweden
Bahrain	Ethiopia	Latvia	Panama	Switzerland
Belarus	Finland	Lithuania	Poland	Thailand
Belgium	France	Luxembourg	Portugal	Turkey
Bosnia and Herzegovina	Georgia	Macedonia	Qatar	Ukraine
Botswana	Germany	Malaysia	Romania	United Arab Emirates
Bulgaria	Greece	Malta	Russia	United Kingdom
Canada	Hong Kong	Mexico	Saudi Arabia	United States of America
Chile	Hungary	Moldova	Serbia	Uzbekistan
China	Iceland	Montenegro	Singapore	Vietnam
Croatia	India	Morocco	Slovak Republic	Zambia
Cyprus	Israel

        It is the responsibility of each individual shareholder to determine whether or not they are a "resident" for tax purposes in a "relevant territory." Prior to paying any future dividend, our company will enter into an agreement with an institution which is recognized by the Irish Revenue Commissioners as a "qualifying intermediary" and which satisfies the requirements for dividends to be paid to certain shareholders free from DWT where such shareholders hold their shares through DTC, as described below. The agreement will generally provide for certain arrangements relating to distributions in respect of those shares that are held through DTC. The agreement will provide that the "qualifying intermediary" shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the deposited securities, after we deliver or cause to be delivered to the "qualifying intermediary" the cash to be distributed.

        We will rely on the information received directly or indirectly from brokers and their transfer agent in determining where shareholders reside and whether they have furnished the required U.S. tax information, as described below. Shareholders who are required to furnish Irish DWT declaration forms in order to receive their dividends without DWT should note that those declarations forms are only valid for five years and new DWT declarations forms must be completed and filed before the expiration of that five year period to enable the shareholder continue to receive dividends without DWT.

  Shares Held by U.S. Resident Shareholders

        Dividends paid on our ordinary shares that are owned by residents of the United States should not be subject to DWT, subject to the completion and delivery of the relevant forms to us.

        Residents of the United States who hold their shares through DTC should be entitled to receive dividends without DWT provided that the address of the beneficial owner of the shares in the records of the broker holding such shares is in the United States. We would strongly recommend that such shareholders ensure that their information has been properly recorded by their brokers so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by us.

        Residents of the United States who hold their shares outside of DTC will be entitled to receive dividends without DWT provided that the shareholder has completed the relevant Irish DWT declaration form and this declaration form remains valid. Such shareholders must provide the relevant Irish DWT declaration form to our transfer agent at least seven business days before the record date of the dividend payment to which they are entitled. We would strongly recommend that such shareholders complete the relevant Irish DWT declaration form and provide them to our transfer agent as soon as possible after acquiring shares in our company.

        If a U.S. resident shareholder is entitled to an exemption from DWT, but receives a dividend subject to DWT, that shareholder may be entitled to claim a refund of DWT from the Irish Revenue Commissioners, subject to certain time limits and provided the shareholder is beneficially entitled to the dividend.

  Shares Held by Residents of "Relevant Territories" Other Than the United States

        Shareholders who are residents of "relevant territories" other than the United States, and who are entitled to an exemption from DWT, must complete the relevant Irish DWT declaration form in order to receive dividends without DWT.

        Shareholders must provide the relevant Irish DWT declaration form to their brokers so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by us before the record date of the dividend to which they are entitled, in the case of shares held through DTC, or to our transfer agent at least seven business days before such record date, in the case of shares held outside of DTC. We would strongly recommend that such shareholders complete the relevant Irish DWT declaration form and provide that form to their brokers or our transfer agent as soon as possible after acquiring shares in our company.

        If a shareholder who is resident in a "relevant territory" and is entitled to an exemption from DWT receives a dividend subject to DWT, that shareholder may be entitled to claim a refund of DWT from the Irish Revenue Commissioners, subject to certain time limits and provided the shareholder is beneficially entitled to the dividend.

        Notwithstanding the foregoing, the General Exemptions from DWT referred to above do not apply to an individual shareholder that is resident or ordinarily resident in Ireland or to a corporate entity that is under the control, whether directly or indirectly, of a person or persons who is or who are resident in Ireland. However, other exemptions from DWT may still be available to that shareholder. In addition, it may also be possible for certain shareholders to rely on a double tax treaty to limit the applicable DWT.

  Shares Held by Other Persons

        A shareholder that does not fall within one of the categories specifically mentioned above may nonetheless fall within other exemptions from DWT provided that the shareholder has completed the relevant Irish DWT declaration form and this declaration form remains valid.

        If any such shareholder is exempt from DWT but receives a dividend subject to DWT, that shareholder may be entitled to claim a refund of DWT from the Irish Revenue Commissioners, subject to certain time limits.

Income Tax on Dividends Paid

        Irish income tax may arise for certain shareholders in respect of any dividends received from us.

Non-Irish Resident Shareholders

        A shareholder that is not resident or ordinarily resident in Ireland for Irish tax purposes and who is entitled to an exemption from DWT generally has no liability to Irish income tax or other similar charges with respect to any dividends received from us. An exception to this position may apply where a shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.

        A shareholder that is not resident or ordinarily resident in Ireland for Irish tax purposes and who is not entitled to an exemption from DWT generally has no additional liability to Irish income tax or other similar charges on any dividends received from us. An exception to this position may apply where a shareholder holds our ordinary shares through a branch or an agency in Ireland through which a trade is carried on. In these circumstances, the shareholder's liability to Irish tax is effectively limited to the amount of DWT withheld by us.

Capital Acquisitions Tax

        Capital acquisitions tax, or CAT, consists principally of gift tax and inheritance tax. A gift or inheritance of our ordinary shares, including where such shares are held in DTC, may attract a charge to CAT irrespective of the place of residence, ordinary residence or domicile of the transferor or the transferee of the shares. This is because a charge to CAT may arise on a gift or inheritance which comprises of property situated in Ireland. Our ordinary shares are regarded as property situated in Ireland for CAT purposes because our share register must be retained in Ireland. The person who receives the gift or inheritance is primarily liable for any CAT that may arise.

        CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Shareholders should consult their own tax advisers as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

Irish Stamp Duty

        The rate of stamp duty, where applicable, on the transfer of shares in an Irish incorporated company is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where a charge to Irish stamp duty applies it is generally a liability for the transferee. Irish stamp duty may, depending on the manner in which our ordinary shares are held, be payable in respect of the transfer of our ordinary shares.

  Irish Stamp Duty—DTC Arrangements

        On the basis that most of our shares are held through DTC, or through brokers who hold shares on behalf of their customers through DTC, the transfer of such shares should be exempt from Irish stamp duty based on established practice of Irish Revenue Commissioners. We received written confirmation from the Irish Revenue Commissioners on June 22, 2015 that a transfer of our shares held through DTC and transferred by means of a book-entry interest would be exempt from Irish stamp duty.

  Shares Held Through DTC

        A transfer of our ordinary shares effected by means of the transfer of book-entry interests in DTC should not be subject to Irish stamp duty.

  Shares Held Outside of DTC or Transferred Into or Out of DTC

        A transfer of our ordinary shares where any of the parties to the transfer hold the shares outside of DTC may be subject to Irish stamp duty. A shareholder should be entitled to transfer our ordinary shares into, or out of, DTC without giving rise to Irish stamp duty provided (1) there is no change in beneficial ownership of the shares and (2) at the time of the transfer into, or out of, DTC, there is no agreement in place for the sale of the shares by the beneficial owner to a third party.

        To avoid Irish stamp duty on transfers of our ordinary shares any directly registered shareholder may wish to consider opening a broker account, and any person who wishes to acquire our ordinary shares may wish to consider holding such shares through DTC.

  DTC Requirement

        In order for DTC, Cede & Co. and National Securities Clearing Corporation, or NSCC, which provides clearing services for securities that are eligible for the depository and book-entry transfer services provided by DTC and registered in the name of Cede & Co., which entities are referred to collectively as the DTC Parties, to agree to provide services with respect to our ordinary shares, we entered into a composition agreement with the Irish Revenue Commissioners under which we agreed to pay or procure the payment of any obligation for any Irish stamp duty or similar Irish transfer or documentary tax with respect to our ordinary shares, on (1) transfers to which any of the DTC Parties is a party or (2) which may be processed through the services of any of the DTC Parties and the DTC Parties have received confirmation from the Irish Revenue Commissioners that during the period that such composition agreement remains in force, the DTC Parties shall not be liable for any Irish stamp duty with respect to our ordinary shares.

        In addition, to assure the DTC Parties that they will not be liable for any Irish stamp duty or similar Irish transfer or documentary tax with respect to our ordinary shares under any circumstances, including as a result of a change in applicable law, and to make other provisions with respect to our ordinary shares required by the DTC Parties, we and our transfer agent entered into a Special Eligibility Agreement for Securities with DTC, Cede & Co. and NSCC, or the DTC Eligibility Agreement.

        The DTC Eligibility Agreement provides for certain indemnities of the DTC Parties by us and provides that DTC may impose a global lock on our ordinary shares or otherwise limit transactions in the shares, or cause the shares to be withdrawn, and NSCC may, in its sole discretion, exclude our ordinary shares from its continuous net settlement service or any other service, and any of the DTC Parties may take other restrictive measures with respect to our ordinary shares as it may deem necessary and appropriate, without any liability on the part of any of the DTC Parties, (1) at any time that it may appear to any of the DTC Parties, in any such party's sole discretion, that to continue to hold or process transactions in our ordinary shares will give rise to any Irish stamp duty or similar Irish transfer or documentary tax liability with respect to our ordinary shares on the part of any of the DTC Parties or (2) otherwise as DTC's rules or NSCC's rules provide.

        Notwithstanding our entry into a composition agreement with the Irish Revenue Commissioners and the indemnities given pursuant to the DTC Eligibility Agreement, any stamp duty liability resulting from a transfer of our shares will be for the "accountable person" under Irish law (generally the transferee) and, to the extent we or a subsidiary of our company discharges such liability, on behalf of any transferee, we will seek payment or reimbursement of such liability. For further details on this point, shareholders should read the discussion under "Transfer and Registration of Shares" above.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Material U.S. Federal Income Tax Considerations for U.S. Holders

        The following is a description of the material U.S. federal income tax consequences to the U.S. Holders (as defined below) of owning and disposing of our ordinary shares acquired in this offering, but it does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person's decision to acquire the ordinary shares. This discussion applies only to a U.S.

Holder that holds ordinary shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the U.S. tax consequences that may be relevant in light of the U.S. Holder's particular circumstances, including alternative minimum tax consequences, any state or local tax considerations, any U.S. federal gift, estate or generation-skipping transfer tax consequences and tax consequences applicable to U.S. Holders subject to special rules, such as:

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  certain financial institutions;

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  brokers;

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  dealers or traders in securities who use a mark-to-market method of tax accounting;

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  real estate investment trusts;

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  insurance companies;

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  persons holding ordinary shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

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  regulated investment companies;

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  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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  entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes, including persons that will hold our ordinary shares through such an entity;

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  tax-exempt entities, including an "individual retirement account" or "Roth IRA;"

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  persons that own or are deemed to own ten percent or more of our voting stock;

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  persons that are U.S. expatriates;

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  persons who acquired our ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation; or

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  persons holding shares in connection with a trade or business conducted outside of the United States.

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares and partners in such partnerships should consult their tax advisers as to their particular U.S. federal income tax consequences of holding and disposing of the ordinary shares.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

        A "U.S. Holder" is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares who is:

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  an individual who is a citizen or resident of the United States;

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  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

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  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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  a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of ordinary shares in their particular circumstances.

Passive Foreign Investment Company Rules

        We expect to be a passive foreign investment company, or PFIC, for our current taxable year and for the foreseeable future. In addition, we may, directly or indirectly, hold equity interests in other PFICs, or Lower-tier PFICs. In general, a non-U.S. corporation will be considered a PFIC for any taxable year in which (1) 75% or more of its gross income consists of passive income or (2) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains.

        We must determine our PFIC status annually based on tests which are factual in nature, and our status will depend on our income, assets and activities each year.

        Under attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (1) certain distributions by a Lower-tier PFIC and (2) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though holders have not received the proceeds of those distributions or dispositions directly.

        If we are a PFIC for any taxable year during which a U.S. Holder holds our shares, the U.S. Holder may be subject to certain adverse tax consequences. Unless a holder makes a timely "mark-to-market" election or "qualified electing fund" election each as discussed below, gain recognized on a disposition (including, under certain circumstances, a pledge) of ordinary shares by the U.S. Holder, or on an indirect disposition of shares of a Lower-tier PFIC, will be allocated ratably over the U.S. Holder's holding period for the shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC will be taxed as ordinary income. The amounts allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge will be imposed on the tax attributable to the allocated amounts. Further, to the extent that any distribution received by a U.S. Holder on our ordinary shares (or a distribution by a Lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, the distribution will be subject to taxation in the same manner as gain, described immediately above and lower rates of taxation applicable to long-term capital gains with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

        If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we generally will continue to be treated as a PFIC with respect to the holder for all succeeding years during which the U.S. Holder holds ordinary shares, even if we cease to meet the threshold requirements for PFIC status. U.S. Holders should consult their tax advisers regarding the potential availability of a "deemed sale" election that would allow them to eliminate this continuing PFIC status under certain circumstances.

        If the ordinary shares are "regularly traded" on a "qualified exchange," a U.S. Holder may make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described above. The ordinary shares will be treated as "regularly traded" in any calendar year in which more than a de minimis quantity of the ordinary shares is traded on a qualified exchange on at least 15 days during each calendar quarter. The NASDAQ Global Select Market, where our ordinary shares are listed, is a qualified exchange for this purpose. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances. In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to their ordinary shares given that we may have Lower-tier PFICs for which a mark-to-market election may not be available.

        If a U.S. Holder makes the mark-to-market election, the holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the holder's tax basis in the ordinary shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). Distributions paid on ordinary shares will be treated as discussed below under "—Taxation of Distributions."

        Alternatively, a U.S. Holder can make an election, if we provide the necessary information, to treat us and each Lower-tier PFIC as a qualified electing fund, or a QEF Election, in the first taxable year that we are treated as a PFIC with respect to the holder. A U.S. Holder must make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to the holder's timely filed U.S. federal income tax return. U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their ordinary shares. Further, no assurance can be given that such QEF information will be available for any Lower-tier PFIC. Each U.S. Holder should consult its own tax advisers regarding the availability of, and procedure for making, a QEF Election.

        If a U.S. Holder makes a QEF Election with respect to a PFIC, the holder will be taxed on a current basis on its pro rata share of the PFIC's ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and for which the QEF election is in place and properly maintained. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the holder's income under the QEF Election would not be taxable to the holder. A U.S. Holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the ordinary shares that is not included in the holder's income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ordinary shares in an amount equal to the difference between the amount realized and the holder's adjusted tax basis in the ordinary shares. U.S. Holders should note that if they make QEF Elections with respect to us and Lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their ordinary shares for any taxable year significantly in excess of any cash distributions received on the shares for such taxable year. U.S. Holders should consult their tax advisers regarding making QEF Elections in their particular circumstances.

        Furthermore, as discussed below, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or the prior taxable year, the

20% preferential tax rate with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

        If we were a PFIC for any taxable year during which a U.S. Holder held ordinary shares, such U.S. Holder would be required to file an annual information report with such U.S. Holder's U.S. Federal income tax return on IRS Form 8621.

        U.S. Holders should consult their tax advisers concerning our PFIC status and the tax considerations relevant to an investment in a PFIC.

Taxation of Distributions

        Subject to the passive foreign investment company rules described above, distributions paid on ordinary shares, other than certain pro rata distributions of ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of a dividend will include any amounts withheld by us in respect of Irish taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder's income on the date of the U.S. Holder's receipt of the dividend. The amount of any dividend income paid in Euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt, which will be "U.S. source" ordinary income or loss.

        Dividends paid by us may be taxable to a non-corporate U.S. Holder at the special reduced rate normally applicable to long-term capital gains, provided we are not a PFIC in the taxable year in which the dividends are received or in the preceding taxable year, so long as certain holding period requirements are met. As discussed above under "Passive Foreign Investment Company Rules," we expect to be a PFIC and, as a result, the special reduced rate is unlikely to be available with respect to dividends paid by us.

        Subject to applicable limitations, some of which vary depending upon the U.S. Holder's circumstances, Irish income taxes withheld from dividends on ordinary shares may be creditable against the U.S. Holder's U.S. federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including the Irish tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of Ordinary Shares

        Subject to the passive foreign investment company rules described above, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares for more than one year The amount of the gain or loss will equal the difference between the U.S. Holder's tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Net Investment Income Tax

        U.S. Holders that are individuals or estates or trusts that do not fall into a special class of trusts that is exempt from such tax, will be required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between US $125,000 and US $250,000, depending on the individual's circumstances). A U.S. Holder's "net investment income" will generally include, among other things, dividends and capital gains. Such tax will apply to dividends and to capital gains from the sale or other disposition of the ordinary shares, unless derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Special rules apply and certain elections are available for certain U.S. Holders that are subject to the 3.8% tax on net investment income and hold shares in a PFIC. Potential investors should consult with their own tax advisers regarding the application of the net investment income tax to them as a result of their investment in our ordinary shares.

Information Reporting and Backup Withholding

        Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

        Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against such holder's U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS and furnishing any required information in a timely manner. U.S. Holders of ordinary shares should consult their tax advisers regarding the application of the U.S. information reporting and backup withholding rules.

Information With Respect to Foreign Financial Assets

        Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding the effect, if any, of this requirement on their ownership and disposition of the ordinary shares.

 LEGAL MATTERS

        The validity of the securities being offered hereby and certain other matters of Irish law will be passed upon for us by Arthur Cox, Dublin, Ireland. Certain matters of U.S. federal and New York State law will be passed upon for us by Reed Smith LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Strongbridge Biopharma plc at December 31, 2015, and for the year then ended, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, and at December 31, 2014, and for each of the two years in the period ended December 31, 2014, by Ernst & Young AB, independent registered public accounting firm, as set forth in their respective reports thereon incorporated elsewhere herein by reference and are incorporated herein in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

        Certain of our directors and executive officers may be nonresidents of the United States. All or a substantial portion of the assets of such nonresident persons and of our company are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or our company, or to enforce against such persons or Strongbridge in U.S. Courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Irish counsel that there is doubt as to the enforceability in Ireland against our company and our executive officers and directors who are non-residents of the United States, in original actions or in actions for enforcement of judgments of U.S. Courts, of liabilities predicated solely upon the securities laws of the United States.

 WHERE YOU CAN FIND MORE INFORMATION

        As required by the Securities Act, we have filed with the SEC a registration statement on Form F-3, of which this prospectus is a part, with respect to the ordinary shares offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of the documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

        We are subject to the information reporting requirements of the Securities and Exchange Act of 1934, as amended, applicable to foreign private issuers and we comply with those requirements by submitting reports to the SEC. Those reports or other information may be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings and submissions also are available to the public on the SEC's website at www.sec.gov. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file quarterly and current reports with the SEC, unlike United States companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 180 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information that we file with them. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on March 24, 2016;

  •
  The Reports of Foreign Private Issuer on Form 6-K filed with the Commission on May 17, 2016 (second filing), December 23, 2016 (second filing), December 23, 2016 (third filing), December 30, 2016 (first and second filings), and January 9, 2017; and

  •
  The description of our securities contained in our Registration Statement on Form 8-A (File No. 001-37569), filed with the Commission on September 25, 2015 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        In addition, all subsequent annual reports filed on Form 20-F prior to the termination of this offering are incorporated by reference into this prospectus. Also, we may incorporate by reference our future reports on Form 6-K by stating in those Forms that they are being incorporated by reference into this prospectus.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus.

Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

        Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Stephen Long, Esq.
Chief Legal Officer
Strongbridge Biopharma plc
900 Northbrook Drive, Suite 200
Trevose, PA 19053

        You may also access the documents incorporated by reference in this prospectus through our website www.strongbridgebio.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

 EXPENSES

        The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.

SEC registration fee	$7,480.32
Legal fees and expenses	29,000
Accounting fees and expenses	30,000
Printing expenses	5,000

Total	$71,480.32

28,265,833 Ordinary Shares

PROSPECTUS

February 2, 2017